EXECUTION VERSION

___________________________________________________________

COMMON TERMS AGREEMENT

Dated as of February 21, 2003

AMONG

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

THE OTHER PERSONS REFERRED TO HEREIN AS GRANTORS,

EACH OF THE REFINANCING LENDERS,

EACH OF THE NEW MONEY LENDERS,

EACH OF THE SPRINGDALE LENDERS,

BANK ONE, NA,

as Refinancing Issuing Bank,

CITIBANK, N.A.,

as Refinancing Lender Agent and New Money Lender Agent,

THE BANK OF NOVA SCOTIA,

as Springdale Lender Agent and Documentation Agent,

AND

JPMORGAN CHASE BANK,

as Syndication Agent

______________________________________________________________________________

SALOMON SMITH BARNEY INC.	J.P. MORGAN SECURITIES INC.	SCOTIA CAPITAL (USA) INC.
As Joint Lead Arrangers

______________________________________________________________________________

COMMON TERMS AGREEMENT
COMMON TERMS AGREEMENT dated as of February 21, 2003 made by and among:
ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the "Borrower");
Each of the Persons (as hereinafter defined) (other than the Borrower) listed on the signature pages hereto as a Grantor (the Borrower and the Persons so listed being, collectively, the "Grantors");

                   Each of the institutions listed on the signature pages hereto as a Refinancing Lender (as hereinafter defined) and any additional Refinancing Lender that becomes a party to the Refinancing Credit Agreement (as hereinafter defined) in accordance with the terms of the Refinancing Credit Agreement and this Agreement (as hereinafter defined), in either case for so long as such institution continues to be a party to the Refinancing Credit Agreement;

                   Each of the institutions listed on the signature pages hereto as a New Money Lender (as hereinafter defined) and any additional New Money Lender that becomes a party to the New Money Credit Agreement (as hereinafter defined) in accordance with the terms of the New Money Credit Agreement and this Agreement, in either case for so long as such institution continues to be a party to the New Money Credit Agreement;

                   Each of the institutions listed on the signature pages hereto as a Springdale Lender (as hereinafter defined) and any additional Springdale Lender that becomes a party to the Springdale Credit Agreement (as hereinafter defined) in accordance with the terms of the Springdale Credit Agreement and this Agreement, in either case for so long as such institution continues to be a party to the Springdale Credit Agreement;

BANK ONE, NA ("Bank One"), as the issuing bank for letters of credit pursuant to the Refinancing Credit Agreement (in such capacity, the "Refinancing Issuing Bank");

                   CITIBANK, N.A. ("Citibank"), not in its individual capacity except as expressly set forth herein but solely as (a) administrative agent for the Refinancing Lenders and the Refinancing Issuing Bank (in such capacity, the "Refinancing Lender Agent ") and (b) administrative agent for the New Money Lenders (in such capacity, "New Money Lender Agent");

                   THE BANK OF NOVA SCOTIA ("Scotia"), not in its individual capacity except as expressly set forth herein but solely as (a) administrative agent for the Springdale Lenders (in such capacity, the "Springdale Lender Agent") and (b) documentation agent for the Lenders (as hereinafter defined) (in such capacity, the "Documentation Agent"); and

                   JPMORGAN CHASE BANK ("JPMC"), not in its individual capacity except as expressly set forth herein but solely as syndication agent on behalf and for the benefit of the Lenders (in such capacity, the "Syndication Agent").

PRELIMINARY STATEMENTS

                   (1)     As of the date hereof, the Borrower is indebted to certain banks and institutions (the "Existing Lenders") pursuant to one or more of the agreements listed in Part A of Schedule I (collectively, the "Existing Lender Debt Documents"), and the aggregate principal amount owed as of the date hereof to each Existing Lender under the Existing Lender Debt Documents is set forth in Part B of Schedule I opposite the name of such Existing Lender (all such amounts, collectively, the "Existing Lender Debt").

                   (2)     As of the date hereof, one or more letters of credit, as listed in Part C of Schedule I (collectively, the "Existing Letters of Credit") have been issued for the account of the Borrower, and the amount as of the date hereof available for drawing(s) under each Existing Letter of Credit is set forth in Part D of Schedule I opposite such Existing Letter of Credit.

                   (3)     As of the date hereof, (a) Power Trust 2000-A is indebted to certain banks and institutions (the "Existing Springdale Lenders") pursuant to one or more of the agreements listed in Part E-1 of Schedule I (collectively, the "Existing Springdale Debt Documents"), and the aggregate principal amount owed as of the date hereof to each Existing Springdale Lender under the Existing Springdale Debt Documents is set forth in Part F-1 of Schedule I opposite the name of such Existing Springdale Lender (all such amounts, collectively, the "Existing Springdale Debt") and (b) certain banks and institutions are the owners of equity in Power Trust 2000-A (the "Springdale Equity Participants") pursuant to one or more of the agreements listed in Part E-2 of Schedule I (collectively, the "Existing Springdale Equity Documents", and together with the Existing Springdale Debt Documents, the "Existing Springdale Documents"), and the aggregate principal amount owed as of the date hereof to each Springdale Equity Participant under the Existing Springdale Equity Documents is set forth in Part F-2 of Schedule I opposite the name of such Springdale Equity Participant (all such amounts, collectively, the "Existing Springdale Equity Participations", and together with the Existing Springdale Debt, the "Existing Springdale Lease Participations").

                   (4)     The Borrower has given notice to Power Trust 2000-A of the exercise by the Borrower of its Purchase Option (as defined in the Springdale Participation Agreement (as hereinafter defined)) for the purpose of recognizing the Springdale Plant (as hereinafter defined) as its owned capital assets for all purposes, and in accordance therewith, record title for the Springdale Plant will be in the name of the Borrower, and the original intent of the Springdale Lease Documents (as hereinafter defined) will continue as follows: the Borrower will be recognized as the owner of the Springdale Plant for federal and state income tax purposes and bankruptcy purposes, and this Agreement and the other Financing Documents (as hereinafter defined) will continue the lien on the Borrower's interest in the Springdale Plant for the benefit of the Springdale Lenders.

                   (5)     Pursuant to the Refinancing Credit Agreement, the Refinancing Lenders and the Refinancing Issuing Bank have established a loan facility (consisting of a secured and an unsecured tranche) in the aggregate amount of up to $987,657,215.77 in favor of the Borrower, with up to $200,000,000 thereof to be made available in the form of Refinancing Letters of Credit (as hereinafter defined), to refinance the Existing Lender Debt, to refinance up to $10,000,000 of existing indebtedness of the Parent (as hereinafter defined) and to issue Refinancing Letters of Credit from time to time (including to assume the Existing Letters of Credit), in each case, subject to the terms and conditions contained herein and in the other Financing Documents (as hereinafter defined).

                   (6)     Pursuant to the Springdale Credit Agreement, the Springdale Lenders have established a loan facility (consisting of a secured and an unsecured tranche) in the aggregate amount of up to $270,122,947 in favor of the Borrower, to reconstitute the existing financial obligations of the Borrower under the Operative Documents (as defined in the Springdale Participation Agreement), including those arising on the exercise of the Purchase Option (as defined in the Springdale Participation Agreement), subject to the terms and conditions contained herein and in the other Financing Documents.

                   (7)     Pursuant to the New Money Credit Agreement, the New Money Lenders have established a secured loan facility in the aggregate amount of up to $470,000,000 in favor of the Borrower, for the purposes specified therein, subject to the terms and conditions contained herein and in the other Financing Documents.

                   NOW, THEREFORE, in consideration of (a) the execution by each of the Refinancing Lender Parties of the Refinancing Credit Agreement, this Agreement and each other Financing Document to which it is a party, (b) the execution by each of the Springdale Lenders of the Springdale Credit Agreement, this Agreement and each other Financing Document to which it is a party and (c) the execution by each of the New Money Lenders of the New Money Credit Agreement, this Agreement and each other Financing Document to which it is a party, each of the Grantors hereby agrees with each of the Bank Lender Parties and, to the extent set forth herein, the Bank Lender Parties agree with each other, as follows:

ARTICLE I DEFINITIONS AND INTERPRETATION
Section 1.01 Definitions. (a) Defined terms used in this Agreement and the Schedules and Exhibits to this Agreement have the meanings assigned to them in Appendix A.

                   (b)     Terms defined in Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in the Financing Documents as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

                   Section 1.02     Principles of Interpretation.  (a)  Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement and the other Financing Documents:

(i) the table of contents and Article and Section headings are for convenience only and shall not affect the interpretation of any Financing Document;

                   (ii)     references to any document, instrument or agreement, including any Financing Document, shall include (i) all exhibits, annexes, schedules, appendices or other attachments thereto and (ii) all documents, instruments or agreements issued or executed in replacement thereof;

                   (iii)     references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Financing Documents;

(iv) the words "include," "includes" and "including" are not limiting;

                   (v)     references to any Person shall include such Person's successors and permitted assigns (and in the case of any Governmental Authority, any Person succeeding to such Governmental Authority's functions and capacities);

                   (vi)     the words "hereof," "herein" and "hereunder" and words of similar import when used in any Financing Document shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(vii) references to "days" shall mean calendar days;
(viii) the singular includes the plural and the plural includes the singular;

                   (ix)     references to Applicable Law, generally, shall mean Applicable Law as in effect from time to time, and references to any specific Applicable Law shall mean such Applicable Law, as amended, modified or supplemented from time to time, and any Applicable Law successor thereto;

(x) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; and

                   (xi)     any reference in a Financing Document to an Article, Section, Schedule, Appendix or Exhibit is to the article or section of, or a schedule, appendix or exhibit to, such Financing Document unless otherwise indicated, and Schedules, Appendices and Exhibits to each Financing Document shall be deemed incorporated by reference in such Financing Document.

                   (b)     The Financing Documents are the result of negotiations among the parties thereto and their respective counsel. Accordingly, each Financing Document shall be deemed the product of all parties thereto, and no ambiguity in any Financing Document shall be construed in favor of or against any Loan Party or any Bank Lender Party that is a party thereto.

                   (c)     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Borrower from time to time ("GAAP").

ARTICLE II PAYMENTS

                   Section 2.01     Availability of Advances and Letters of Credits.  Each Lender and the Refinancing Issuing Bank shall severally, and on the terms and conditions set forth herein and in the relevant Credit Agreement (including the satisfaction or waiver of each of the applicable conditions precedent set forth in Article III, in each Collateral Document and in such Credit Agreement), make Advances (in the case of the Lenders and the Refinancing Issuing Bank) and assume the Existing Letters of Credit and/or issue Refinancing Letters of Credit (in the case of the Refinancing Issuing Bank) to, or for the account of, the Borrower in an amount not exceeding the Commitment of such Lender or the Refinancing Issuing Bank, as applicable.

                   Section 2.02     Lenders' and Refinancing Issuing Bank's Obligations Several.  (a)  The failure of any Lender to make an Advance to the Borrower in accordance with any Credit Agreement shall not relieve (i) any other Lender of its obligations under any Credit Agreement to make its Advance thereunder or (ii) the Refinancing Issuing Bank of its obligations under the Refinancing Credit Agreement to assume any Existing Letter of Credit or issue any Refinancing Letter of Credit thereunder, but no Lender shall be responsible for the failure of any other Lender, and the Refinancing Issuing Bank shall not be responsible for the failure of any Lender, to make an Advance under any Credit Agreement.

                   (b)     The failure of the Refinancing Issuing Bank to assume any Existing Letter of Credit or issue any Refinancing Letter of Credit for the account of the Borrower in accordance with the Refinancing Credit Agreement shall not relieve any Lender of its obligations under any Credit Agreement to make its Advance thereunder, but no Lender shall be responsible for the failure of the Refinancing Issuing Bank to assume any Existing Letter of Credit or issue any Refinancing Letter of Credit under the Refinancing Credit Agreement.

                   Section 2.03     No Reborrowing.  The Borrower may not reborrow the principal amount of any Advance which is prepaid (whether the prepayment is an optional prepayment, a mandatory prepayment, a prepayment upon acceleration or otherwise); provided that any payment by the Borrower to the Refinancing Issuing Bank or the Refinancing Lender Agent for the account of the Refinancing Lenders, in each case, pursuant to Section 2.03 of the Refinancing Credit Agreement with respect to an Exchange (as defined therein) shall not be considered a prepayment or repayment of any Advance under the Refinancing Credit Agreement.

                   Section 2.04     Payments.  (a)  Place and Manner. All payments to be made to any Bank Lender Party by the Borrower under this Agreement or any other Financing Document to which the Borrower is a party (unless specifically provided otherwise in such Financing Document) shall be paid in full, and without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars and in immediately available funds not later than 11:00 a.m. (New York City time) on the due date thereof at the place and in the manner designated in the relevant Financing Document. Whenever any payment hereunder or under any Credit Agreement or any Bank Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Advances to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

                   (b)     Payments.  All payments under this Agreement and the other Financing Documents to (i) any Agent (whether for its own account or for the account of any Bank Lender Party for which such Agent is the Representative Agent) or the Depository Bank shall be made to such Agent or the Depository Bank, respectively, and (ii) any Lender or the Refinancing Issuing Bank, shall be made to the Representative Agent for such Lender or the Refinancing Issuing Bank (as the case may be).

                   (c)     Insufficient Funds.  If at any time Bank Obligations are payable to Bank Lender Parties and insufficient funds are available to the Borrower to satisfy in full all such Bank Obligations pursuant to this Agreement or any other Financing Document, the funds shall be allocated by the Borrower for purposes of computations under this Agreement and the other Financing Documents and applied in the order of priority set forth in Section 2.06(c), or, following the issuance of a Remedies Notice (as defined in the Security Agreement), Section 6.11, of the Security Agreement (in each case to the extent applicable to the Bank Obligations).

ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

                   Section 3.01     Conditions Precedent to Closing Date.  No Lender shall be required or obligated to make any Advance, and the Refinancing Issuing Bank shall not be required or obligated to assume any Existing Letter of Credit or issue any Refinancing Letter of Credit, in each case, until the first Business Day on which the following conditions precedent have been satisfied (or waived, as evidenced by an "effective date" notice to the Borrower from the Refinancing Issuing Bank and the Lenders), as determined by each Lender and the Refinancing Issuing Bank:

                   (a)     Certain Financing Documents. This Agreement, each of the Credit Agreements, the Intercreditor Agreement and the Fee Letters shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect.

(b) Bank Notes. Each Representative Agent shall have received a Bank Note payable to the order of each of its Related Lenders, duly authorized, executed and delivered by the Borrower.
(c) Collateral Documents and Related Documents. The Collateral Agent shall have received the following:

                   (i)     the Security Agreement duly authorized, executed and delivered by each party thereto and in full force and effect in accordance with its terms, and the following in connection with the Security Agreement:

(A) certificates representing the Initial Pledged Equity accompanied by undated stock powers executed in blank to the extent that such Initial Pledged Equity is certificated,

                             (B)     proper financing statements, duly completed for filing under the Uniform Commercial Code of all jurisdictions that any Representative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents, covering the Collateral described in the Collateral Documents,

                             (C)     results of lien searches, dated on or no earlier than 45 days before the Closing Date, for existing financing statements filed in the jurisdictions referred to in Schedule 4.01(r) and Schedules III and VII to the Security Agreement as the current or previous jurisdiction of organization, current or previous location of chief executive office, current or previous place where agreements are maintained and location of real property, in each case, of each Loan Party that name any Loan Party as debtor, together with copies of all such financing statements (which schedules do not include with respect to each of Allegheny Energy Supply Lincoln Generating Facility, LLC, Allegheny Energy Supply Wheatland Generating Facility, LLC, Allegheny Energy Supply Gleason Generating Facility, LLC, Energy Financing Company, LLC and Lake Acquisition Company, LLC, previous locations of chief executive offices, and those previous places where agreements of such Persons were maintained that existed prior to the acquisition of the Borrower of such Persons and of which the Borrower is not aware),

(D) a Consent, duly executed by each party thereto, with respect to each Affiliate Energy Contract, each Operating Agreement and the Tax Allocation Agreement, and

                             (E)     evidence that all other action that any Representative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement and the Account Control Agreements, other than the Other Perfection Requirements, has been taken; and

                   (ii)     with respect to each Initial Controlled Account, an Account Control Agreement with respect thereto, duly authorized, executed and delivered by each of the parties thereto and in full force and effect.

(d) Corporate Documents. Each Representative Agent shall have received the following:

                   (i)     certified copies of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of each Financing Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to each such Financing Document;

                   (ii)     a copy of a certificate of the Secretary of State of the jurisdiction of formation of each Loan Party, dated reasonably near the Closing Date, certifying (A) as to a true and correct copy of the certificate of incorporation or formation of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such certificate on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its formation;

                   (iii)     a copy of a certificate of the Secretary of State of each jurisdiction (other than the jurisdiction of its formation) in which each Loan Party is doing business, dated reasonably near the Closing Date, stating that such Loan Party is duly qualified to do business and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate, as applicable;

                   (iv)     a certificate signed on behalf of each Loan Party by its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying (A) as to a true and correct copy of the Constituent Documents of such Loan Party as of the Closing Date and each amendment to its Constituent Documents, if any, from the date on which the resolutions referred to in Section 3.01(d)(i) were adopted, (B) the due incorporation or formation and good standing or valid existence of such Loan Party under the laws of the jurisdiction of its formation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party; and (C) the names and true signatures of the officers of such Loan Party authorized to sign each Financing Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                   (e)     Financial Statements. Each Representative Agent shall have received a copy of each of the audited Consolidated annual financial statements of the Borrower and its Subsidiaries dated December 31, 2001 and interim Consolidated financial statements (consolidated balance sheets and income statements) of the Borrower and its Subsidiaries dated as of September 30, 2002, accompanied by (i) in the case of such audited financial statements, a copy of the letter of PriceWaterhouseCoopers or other the independent public accountants of recognized standing acceptable to the Required Lenders included in such audited financial statements and (ii) in the case of the audited and unaudited financial statements, an Officer's Certificate of the Borrower, dated as of the Closing Date, certifying that, subject to Accounting Review Adjustments, the copies of such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date of such financial statements and the results of operations of the Borrower and its Subsidiaries for the period indicated in such financial statements, all in accordance with GAAP and subject, in the case of the interim Consolidated financial statements dated as of September 30, 2002, to normal year-end audit adjustments and the absence of footnotes.

                   (f)     Insurance. Each Representative Agent shall have received evidence that the Collateral Agent has been named as additional insured with respect to all insurance required under Section 5.01(e) and, except for liability insurance, as loss payee with respect to all insurance required under Section 5.01(e).

                   (g)     Market Consultant Report. Each Representative Agent shall have received a copy of a report by the Market Consultant in form and substance satisfactory to the Lenders, together with a certificate from the Market Consultant in the form of Exhibit C.

(h) Business Plan. Each Representative Agent shall have received a copy of the Business Plan, in form and substance satisfactory to FTI and the Lenders.
(i) Legal Opinions. Each Representative Agent and the Collateral Agent shall have received the following legal opinions, each dated the Closing Date:
(i) opinion(s) of appropriate counsel for the Loan Parties, as to such matters as any Bank Lender Party may reasonably request; and

                   (ii)     an opinion of Shearman & Sterling, counsel for each of the New Money Lender Agent and the Refinancing Lender Agent, in form and substance satisfactory to the Refinancing Lender Parties and the New Money Lenders.

                   (j)     Litigation and other Proceedings. There shall exist (i) no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries or any such Person's properties pending or threatened, before any court, before or by any Governmental Authority or before any arbitrator and (ii) no default by any such Person under any applicable order, writ, injunction or decree of any court, Governmental Authority or arbitrator, in each case which (A) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) (the "Disclosed Litigation") or (B) purports to affect the legality, validity or enforceability of any Financing Document or the consummation of the Transaction, and there shall have been no material adverse change, with respect to the Borrower or any of its Subsidiaries, in respect of the Disclosed Litigation described on Schedule 4.01(f).

                   (k)     Governmental Approvals. All Governmental Approvals shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders), are in full force and effect and are final, except as provided in Section 20 of PUHCA, and non-appealable, except in the case of the Securities and Exchange Commission's Order dated February 21, 2003, as provided in Section 24 of PUHCA, and do not contain any restrictions, conditions or requirements which are then required to be satisfied and have not been satisfied, and each Representative Agent shall have received copies of the Material Governmental Approvals, accompanied by an Officer's Certificate of the Borrower attaching copies of all Material Governmental Approvals, and certifying that (i) the copies of each of the Material Governmental Approvals delivered pursuant to this Section 3.01(k) are true, correct and complete copies of such Material Governmental Approval, (ii) each Governmental Approval is in full force and effect, and is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition that may result in modification or revocation thereof, (iii) any and all conditions set forth in all Governmental Approvals that are then required to be satisfied have been satisfied and (iv) to the best knowledge of the Responsible Officer providing such Officer's Certificate, no event has occurred that could reasonably be expected to result in the modification, cancellation or revocation of any Governmental Approval; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Borrower or its Subsidiaries to create any Lien on, any properties now owned or hereafter acquired by any of them.

                   (l)     Funds Flow Memorandum. Each Representative Agent and the Collateral Agent shall have received a memorandum prepared by the Borrower (the "Funds Flow Memorandum") specifying the use of the proceeds of the Advances under each Credit Agreement including applicable wire transfer instructions in form and substance satisfactory to the Lenders which shall provide for, among other things, repayment of the Existing Lender Debt, partial repayment of the Existing Springdale Lease Participations and the payment of all accrued fees of the Bank Lender Parties and all accrued expenses of the Agents and the Depository Bank (including the accrued fees and expenses of counsel to the Agents, the Depository Bank and local counsel to the Bank Lender Parties).

                   (m)     Advisory Services. Each Representative Agent shall have received evidence reasonably satisfactory to the Lenders as to the provision of services by the Financial Advisor to the Borrower until the date specified in clause (a) of the definition of "Final Maturity Date".

                   (n)     Material Contract. Each Representative Agent and the Collateral Agent shall have received copies of each Material Contract, accompanied by an Officer's Certificate of the Borrower, dated the Closing Date, certifying that: (i) the copies of the Material Contracts delivered pursuant to this Section 3.01(n) are true, correct and complete copies of such Material Contract; (ii) no term or condition of any Material Contract has been amended from the form thereof delivered pursuant to this Section 3.01(n) (other than in connection with any amendments or supplements so delivered); and (iii) other than as set forth in the Disclosed Litigation, (A) each Material Contract delivered pursuant to this Section 3.01(n) is in full force and effect, enforceable against each Borrower Group Member which is a party thereto in accordance with its terms and, to the Borrower's best knowledge, enforceable against each other party thereto in accordance with its terms; (B) neither any Borrower Group Member nor, to the best knowledge of the Borrower, any other party to any Material Contract delivered pursuant to this Section 3.01(n) is in default thereunder, except as otherwise set forth in Schedule 4.01(u); and (C) each Borrower Group Member and, to the Borrower's best knowledge, each other party to any Material Contract delivered pursuant to this Section 3.01(n) has complied with all conditions precedent to its obligations under such Material Contract required to be performed or complied with by any such Person.

                   (o)     Closing Certificates. The following statements shall be true and each Representative Agent and the Collateral Agent shall have received a certificate signed by an Authorized Signatory of each Loan Party, each dated the Closing Date, stating that:

                   (i)     the representations and warranties by such Loan Party contained in each Financing Document to which it is a party are correct on and as of the Closing Date, before and after giving effect to the Advances and Refinancing Letters of Credit on the Closing Date and to the application of the proceeds therefrom, as though made on and as of the Closing Date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Closing Date in which case such representations and warranties shall be correct as of such specific date; and

                   (ii)     no Default has occurred and is continuing, or would result from the Advances, assumption of the Existing Letters of Credit or issuance of Refinancing Letters of Credit on the Closing Date or from the application of the proceeds therefrom.

                   (p)     AYE Loan Documents. Each of the AYE Credit Agreement and the Hagerstown Credit Agreement shall have been entered into by the AYE Borrowers and the other parties thereto, shall be in full force and effect and shall provide financing in an aggregate amount of at least $330,000,000 in accordance with the terms thereof, and all conditions precedent to the "Closing Date" under, and as defined in, each of the AYE Credit Agreement and the Hagerstown Credit Agreement shall have been satisfied.

                   (q)     CapEx Budget. Each Representative Agent shall have received a statement, prepared by the Borrower, of (i) projected Capital Expenditures (including Scheduled Capital Expenditure and, to the extent budgeted by the Borrower Group Members, Mandatory Capital Expenditure) for Fiscal Years 2003 and 2004 and (ii) the aggregate Dollar amount projected to be incurred for Capital Expenditures in 2005, in each case, with respect to the Parent and its Subsidiaries (collectively, the "CapEx Budget").

                   (r)     Application to Extend and Increase Secured Borrowing Approval. Each Representative Agent shall have received evidence reasonably satisfactory to it of all applications filed by the Borrower to obtain all necessary Governmental Approvals (including by way of amendment to existing Governmental Approvals) so as to secure Debt in an aggregate amount equal to or in excess of the aggregate of all Commitments of the Lenders and the Amended Notes, through the date specified in clause (a) of the definition of "Final Maturity Date", together with an Officer's Certificate of the Borrower, dated the Closing Date, attaching true, correct and complete copies of all such applications.

                   (s)     Other Documents. Each Lender and the Refinancing Issuing Bank shall have received such other approvals, opinions or documents as such Bank Lender Party through its Representative Agent may reasonably request.

                   Section 3.02     Conditions Precedent to New Money Closing.  The obligation of each New Money Lender to make an Advance and the right of the Borrower to request Advances from the New Money Lenders, shall be subject to the following additional conditions precedent (provided that the New Money Closing shall occur, if at all, on the Closing Date):

(a) New Money Collateral. The Collateral Agent shall have received:

                   (i)     confirmation from the title insurance company recording the Mortgages that duly executed counterparts of the New Money Mortgages sufficient for recording in all filing or recording offices that the New Money Lender Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Collateral Agent, the New Money Lenders and the New Money Lender Agent have been recorded, and evidence reasonably satisfactory to the Representative Agents that all filing and recording taxes and fees have been paid;

                   (ii)     fully paid American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the New Money Mortgages for the Material Properties and the Relevant Properties to be valid and subsisting Liens on the properties described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Representative Agents may deem necessary or desirable;

                   (iii)     Mortgage/Loan Inspection Surveys (for which all necessary fees (where applicable) have been paid) of the Material Properties and the Springdale Plant, dated no more than 60 days before the Closing Date, each certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Representative Agents by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and acceptable to the Representative Agents;

                   (iv)     confirmation from the title insurance company recording the New Money Mortgages with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priority of the New Money Mortgages; and

                   (v)     evidence that all actions (including payment by the Borrower to the title insurance company recording the New Money Mortgages of the amount previously notified by such title insurance company to the Borrower as necessary for it to record the New Money Mortgages) that the New Money Lender Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing the New Money Obligations have been taken.

                   (b)     New Money Legal Opinions. Each of the Representative Agents shall have received legal opinions, each dated the Closing Date, from each of (i) McGuire Woods LLP, (ii) Steptoe & Johnson LLP, (iii) Kozloff Stoudt, (iv) Baker, Donelson Bearman & Caldwell, (v) Steptoe & Johnson, PLLC and (vi) Tabbert Hahn Earnest & Weddle LLP, local counsel to Citibank, in its individual capacities as Refinancing Lender Agent and New Money Lender Agent, and to JPMC, as Syndication Agent, in each of Illinois, Maryland and Arizona, Pennsylvania, Tennessee, West Virginia and Indiana, respectively, as to such matters as any Lender may reasonably request.

(c) [Intentionally Omitted]

                   (d)     Taxes. All Taxes (i) due and payable on or prior to the Closing Date in connection with the execution, delivery, filing, recording or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) and (ii) due and payable on or prior to the Closing Date by any Borrower Group Member in connection with the consummation of the transactions contemplated by, and the performance of, the Relevant Documents (other than the Mortgages and the UCC financing statements), shall, in the case of clauses (i) and (ii) above, have been duly paid in full.

                   (e)     Stamp Duties, Etc. All required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing, recording, perfection, priority or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements), and the security interests purported to be granted by the Collateral Documents (other than the Mortgages and the UCC financing statements), required to be paid on or prior to the New Money Closing shall have been paid in full or an appropriate exemption therefrom shall have been obtained.

                   (f)     Consolidated Assets. The aggregate principal amount of all Advances under the New Money Credit Agreement to be made upon the New Money Closing does not exceed an amount equal to 30% of the consolidated assets (as determined for purposes of the Bond Lien Basket Provisions) of the Borrower, as determined in accordance with GAAP on the Closing Date immediately before the occurrence of the New Money Closing, and each Representative Agent shall have received an Officer's Certificate of the Borrower with respect to the foregoing, dated as of the Closing Date, in form and substance satisfactory to the Representative Agents.

(g) Springdale Assets. Each Representative Agent and the Collateral Agent shall have received the following:

                   (i)     confirmation from the title insurance company recording the Springdale Mortgages (Springdale Lenders) that duly executed counterparts of the Springdale Mortgages (Springdale Lenders), sufficient for recording in all filing or recording offices that any Representative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Collateral Agent, the Springdale Lenders, the Springdale Lender Agent and the Springdale Special Draw Agent have been recorded, and evidence reasonably satisfactory to the Representative Agents that all filing and recording taxes and fees have been paid;

                   (ii)     fully paid American Land Title Association Lender's Extended Coverage title insurance policy, in form and substance, with endorsements and in amounts acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the Springdale Mortgages (Springdale Lenders) to be a valid and subsisting Lien on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Springdale Lender Agent may deem necessary or desirable;

                   (iii)     a legal opinion, dated the Closing Date, from Buchanan Ingersoll, PC, local counsel to the Springdale Lender Agent in Pennsylvania, as to such matters as any Springdale Lender may reasonably request; and

                   (iv)     a consent, duly executed by each of Siemens Westinghouse Power Corporation (a Delaware corporation), Black & Veatch Construction, Inc. (a Missouri corporation) and WPPC, each in form and substance satisfactory to the Representative Agents (collectively, the "Springdale Consents").

                   Section 3.03     Conditions Precedent to Refinancing Closing.  The obligation of each Refinancing Lender and each Springdale Lender to make an Advance and of the Refinancing Issuing Bank to issue any Refinancing Letter of Credit (or assume any Existing Letter of Credit) and the right of the Borrower to request Advances from the Refinancing Lenders and the Springdale Lenders and the issuance of Refinancing Letters of Credit (or assumption of any Existing Letter of Credit), shall be subject to the following additional conditions precedent (provided that the Refinancing Closing shall occur, if at all, on the Closing Date):

(a) New Money Closing. The New Money Closing has occurred.
(b) Collateral. The Collateral Agent shall have received:

                   (i)     confirmation from the title insurance company recording the Mortgages that duly executed counterparts of the Refinancing Mortgages sufficient for recording in all filing or recording offices that the Refinancing Lender Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (other than the New Money Lenders and the New Money Lender Agent) have been recorded, and evidence reasonably satisfactory to the Representative Agents that all filing and recording taxes and fees have been paid;

                   (ii)     fully paid American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the Refinancing Mortgages for the Material Properties and the Relevant Properties to be valid and subsisting Liens on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Representative Agents may deem necessary or desirable;

                   (iii)     confirmation from the title insurance company recording the Refinancing Mortgages with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priority of the Refinancing Mortgages; and

                   (iv)     evidence that all actions (including payment by the Borrower to the title insurance company recording the Refinancing Mortgages of the amount previously notified by such title insurance company to the Borrower as necessary for it to record the Refinancing Mortgages) that the Refinancing Lender Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing the Refinancing Obligations and the Springdale Obligations have been taken.

                   (c)     Legal Opinions. Each of the Representative Agents shall have received legal opinions, each dated the Closing Date, from each of (i) McGuire Woods LLP, (ii) Steptoe & Johnson LLP, (iii) Kozloff Stoudt, (iv) Baker, Donelson Bearman & Caldwell, (v) Steptoe & Johnson PLLC and (vi) Tabbert Hahn Earnest & Weddle LLP, local counsel to Citibank, in its individual capacities as Refinancing Lender Agent and the New Money Lender Agent, and to JPMC, as Syndication Agent, in each of Illinois, Maryland and Arizona, Pennsylvania, Tennessee, West Virginia and Indiana, respectively, as to such matters as any Lender may reasonably request.

                   (d)     Existing Debt. The Lenders shall be satisfied that the following has occurred (in each case, in form and substance satisfactory to the Lenders): (i) the St. Joseph Lease has been, or upon the Refinancing Closing will be, terminated and the St. Joseph Plant is, or upon the Refinancing Closing will be, owned by the Borrower and will appear as such on the books and records of the Borrower, and all Existing A Notes have been, or simultaneously with the Refinancing Closing will be, assumed by the Borrower pursuant to the Assumption Documents, (ii) all Existing Letters of Credit have been, or simultaneously with the Refinancing Closing will be, assumed by the Refinancing Issuing Bank and the Borrower has no Obligations with respect to any Existing Letters of Credit or the cancellation thereof (except under the Financing Documents), (iii) all Existing Lender Debt has been, or simultaneously with the Refinancing Closing will be, repaid in full or otherwise satisfied and extinguished and (iv) all Existing Springdale Lease Participations have been, or simultaneously with the Refinancing Closing will be, repaid or reconstituted pursuant to the Springdale Credit Agreement.

                   (e)     Consolidated Assets. The aggregate of (i) the principal amount of all outstanding Advances under the New Money Credit Agreement, (ii) the Secured Refinancing Commitment (as defined in the Refinancing Credit Agreement) of all Refinancing Lenders, (iii) the Available Amount of all Refinancing Letters of Credit, (iv) the principal amount of all Amended A Notes (as defined in the Security Agreement) and (v) the aggregate principal amount of the Springdale Tranche A Facility (as defined in the Security Agreement), in each case, as of the Closing Date and upon the Refinancing Closing, does not exceed an amount equal to 30% of the consolidated assets (as determined for purposes of the Bond Lien Basket Provisions) of the Borrower, as determined in accordance with GAAP on the Closing Date after the occurrence of the New Money Closing but immediately before the occurrence of the Refinancing Closing, and each Representative Agent shall have received an Officer's Certificate of the Borrower with respect to the foregoing, dated as of the Closing Date, in form and substance satisfactory to the Representative Agents.

                   (f)     Existing Springdale Lease Participations. The Lenders shall be satisfied that (i) prior to the Refinancing Closing, the Springdale Plant is owned by the Borrower and shall be reflected as being on the books and records of the Borrower effective as of the Closing Date, (ii) upon the Refinancing Closing, the Borrower shall pay to the Existing Springdale Lenders and the Existing Springdale Equity Participants an aggregate amount equal to $12,890,388.53 and (iii) the existing financial obligations of the Borrower under the Operative Documents (as defined in the Springdale Participation Agreement), including those arising on the exercise of the Purchase Option (as defined in the Springdale Participation Agreement), after taking into account the payment referred to in clause (ii) above, shall be reconstituted in accordance with the Springdale Credit Agreement and the other Financing Documents and the Funds Flow Memorandum.

                   Section 3.04     Second New Money Borrowing.  The obligation of each New Money Lender to make any Advance after the New Money Closing and the right of the Borrower to request Advances from the New Money Lenders after the New Money Closing (the date on which such Advances are to be made being the "Second New Money Borrowing Date"), shall be subject to the following conditions precedent; provided that the Second New Money Borrowing Date may not occur after July 31, 2003:

                   (a)     Material Adverse Change, Etc. Since the Closing Date, there shall not have occurred any material adverse change in the business, conditions (financial or otherwise), operations, assets, liabilities (actual or contingent), results of operations, condition (financial or otherwise) of the Borrower or the Borrower Group Members, taken as a whole.

                   (b)     Financial Statements. Each Representative Agent shall have received a copy of the audited Consolidated annual financial statements of the Borrower and its Subsidiaries dated December 31, 2002 and interim Consolidated financial statements (consolidated balance sheets and income statements) of the Borrower and its Subsidiaries dated as of March 31, 2003, copies of which shall have been duly filed with the Securities and Exchange Commission and accompanied by (i) in the case of the audited financial statements, a copy of the letter of PriceWaterhouseCoopers or other the independent public accountants of recognized standing acceptable to the Required Lenders included in such audited financial statements and (ii) in the case of the audited and unaudited financial statements, an Officer's Certificate of the Borrower, dated as of the Second New Money Borrowing Date, certifying that the copies of such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date of such financial statements and the results of operations of the Borrower and its Subsidiaries for the period indicated in such financial statements, all in accordance with GAAP and, subject, in the case of the interim Consolidated financial statements dated as of March 31, 2003, to normal year-end audit adjustments and the absence of footnotes.

                   (c)     Consolidated Assets. The aggregate of (i) the principal amount of all outstanding Advances under the New Money Credit Agreement, (ii) the principal amount of all Secured Loan Advances (as defined in the Refinancing Credit Agreement), (iii) the Available Amount of all Refinancing Letters of Credit, (iv) the principal amount of all outstanding Amended A Notes (as defined in the Security Agreement), (v) the aggregate principal amount of all outstanding Advances under the Springdale Tranche A Facility (as defined in the Security Agreement) and (vi) the principal amount of all Advances requested by the Borrower to be made on the Second New Money Borrowing Date, in the case of clauses (i) through (v) above, as of the Second New Money Borrowing Date and immediately before the making of the Advances under the New Money Credit Agreement on such date, does not exceed an amount equal to 30% of the consolidated assets (as determined for purposes of the Bond Lien Basket Provisions) of the Borrower, as determined in accordance with GAAP on such date immediately before the making of the Advances under the New Money Credit Agreement on such date, and each Representative Agent shall have received an Officer's Certificate of the Borrower with respect to the foregoing, dated as of the date of the Second New Money Borrowing Date, in form and substance satisfactory to the Representative Agents.

                   (d)     Perfection. The Collateral Agent and each Representative Agent shall have received (i) certified copies of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of any Collateral Documents to which it is a party and which are necessary to create, perfect and protect a valid lien and security interest, subject to the PCB Liens, in the Collateral securing the Advances to be made on the Second New Money Borrowing Date and (ii) such other evidence (including legal opinions of appropriate counsel) that all actions (including payment by the Borrower to the title insurance company recording the Second New Money Mortgages of the amount previously notified by such title insurance company to the Borrower as necessary for it to record the Second New Money Mortgages) that any Representative Agent may deem necessary or desirable in order to create, perfect and protect a valid lien and security interest, subject to the PCB Liens, in the Collateral, other than the Other Perfection Requirements, have been taken.

                   (e)     Litigation. There shall exist (i) no action, suit, investigation, litigation or proceeding, other than the Disclosed Litigation, affecting the Borrower or any of its Subsidiaries or any such Person's properties pending or threatened, before any court, before or by any Governmental Authority or before any arbitrator and (ii) no default by any such Person under any applicable order, writ, injunction or decree of any court, Governmental Authority or arbitrator, in each case which (A) could reasonably be expected to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of any Financing Document or the making of the Advances by the New Money Lenders on the Second New Money Borrowing Date, and, except as otherwise acceptable to the New Money Lenders, there shall have been no material adverse change, with respect to the Borrower or any of its Subsidiaries, in respect of the Disclosed Litigation described on Schedule 4.01(f).

                   (f)     Governmental Approvals. All Governmental Approvals related to the making of the Advances by the New Money Lenders on the Second New Money Borrowing Date shall have been obtained (without the imposition of any conditions that are not acceptable to the New Money Lenders), are in full force and effect and are final, except as provided in Section 20 of PUHCA, and non-appealable, except in the case of the Securities and Exchange Commission's Order dated February 21, 2003, as provided in Section 24 of PUHCA, and except with respect to the Governmental Approval being sought pursuant to Section 5.01(aa), do not contain any restrictions, conditions or requirements which are then required to be satisfied and have not been satisfied, and each Representative Agent shall have received copies of all such Governmental Approvals accompanied by an Officer's Certificate of the Borrower attaching copies of all such Governmental Approvals, and certifying that (i) the copies of each Governmental Approval delivered pursuant to this Section 3.04(f) are true, correct and complete copies of such Governmental Approval, (ii) each Governmental Approval (whether or not delivered pursuant to this Section 3.04(f)) is in full force and effect, and is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition that may result in modification or revocation thereof, (iii) any and all conditions set forth in all Governmental Approvals (whether or not delivered pursuant to this Section 3.04(f)) that are then required to be satisfied have been satisfied and (iv) to the best knowledge of the Responsible Officer providing such Officer's Certificate, no event has occurred that could reasonably be expected to result in the modification, cancellation or revocation of any Governmental Approval; all applicable waiting periods in connection with all Governmental Approvals shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the making of the Advances by the New Money Lenders on the Second New Money Borrowing Date or the rights of the Borrower or its Subsidiaries to create any Lien on, any properties now owned or hereafter acquired by any of them.

                   (g)     Borrowing Certificates. The following statements shall be true and each Representative Agent and the Collateral Agent shall have received a certificate signed by an Authorized Signatory of each Loan Party, each dated the New Money Second Borrowing Date, stating that:

                   (i)     the representations and warranties by such Loan Party contained in each Financing Document to which it is a party are correct on and as of the Second New Money Borrowing Date, before and after giving effect to the Advances on the Second New Money Borrowing Date and to the application of the proceeds therefrom, as though made on and as of the Second New Money Borrowing Date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Second New Money Borrowing Date in which case such representations and warranties shall be correct as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from the Advances on the Second New Money Borrowing Date or from the application of the proceeds therefrom.

                   (h)     Taxes. All Taxes (i) due and payable on or prior to the Second New Borrowing Date in connection with the execution, delivery, filing, recording or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) and (ii) due and payable on or prior to the Second Borrowing Date by any Borrower Group Member in connection with the consummation of the transactions contemplated by, and the performance of, the Relevant Documents (other than the Mortgages and the UCC financing statements), shall, in the case of clauses (i) and (ii) above, have been duly paid in full.

                   (i)     Stamp Duties, Etc. All required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing, recording, perfection, priority or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements), and the security interests purported to be granted by the Collateral Documents (other than the Mortgages and the UCC financing statements), required to be paid on or prior to the Second Borrowing Date shall have been paid in full or an appropriate exemption therefrom shall have been obtained.

                   (j)     Fees Etc. The Borrower shall have paid all accrued fees and reasonable expenses of the Agents and the Lenders (including the accrued fees and reasonable expenses of counsel to the Agents) for which it has, with respect to such expenses, received an invoice.

                   (k)     Mortgages and Other Real Estate Documents. The Collateral Agent shall have received, no later than the date indicated below, if any (notwithstanding any later date that may be indicated in Section 5.01(t)):

                   (i)     30 days prior to the Second New Money Borrowing Date, an amended Schedule 4.01(r) (the "Amended Schedule"), such Amended Schedule clearly identifying (A) the real properties owned by each Loan Party as of the Closing Date, (B) any real properties or portions thereof disposed of, or reasonably likely to be disposed of, by sale or otherwise by any Loan Party during the period between the Closing Date and the Second New Money Borrowing Date, (C) any real properties or portions thereof acquired, or reasonably likely to be acquired, by any Loan Party during the period between the Closing Date and the Second New Money Borrowing Date (the "New Real Property"), and (D) any real properties currently the subject of purchase or sale negotiations by any Loan Party. The Amended Schedule shall include a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, except with respect to the Springdale Plant, book value thereof) of the aforementioned properties, and a description of such other changes in the information included in the Amended Schedule as may be necessary for the Amended Schedule to be accurate and complete so as to reflect all real property currently owned or reasonably likely to be owned by the Loan Parties as of the Second New Money Borrowing Date;

                   (ii)     ten days prior to the Second New Money Borrowing Date, duly executed corrective deeds from the Loan Parties (and the Borrower shall use commercially reasonable efforts to obtain the same from any third parties) or any other documents with respect to any of the properties listed on the Amended Schedule required to correct the real estate records in the respective counties in which such properties are located, in form and substance satisfactory to the Representative Agents;

                   (iii)     on the Second New Money Borrowing Date, confirmation from the title insurance company recording the Second New Money Mortgages that duly executed counterparts of the Second New Money Mortgages sufficient for recording in all filing or recording offices that the New Money Lender Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Collateral Agent, the New Money Lenders and the New Money Lender Agent, have been recorded, and evidence reasonably satisfactory to the Representative Agents that all filing and recording taxes and fees have been paid;

                   (iv)     on the Second New Money Borrowing Date, (A) as to each of the Material Properties, the Relevant Properties and the Springdale Plant, fully paid American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the Second New Money Mortgages with respect to the Material Properties, the Relevant Properties and the Springdale Plant, to be valid and subsisting Liens on the properties described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Representative Agents may deem necessary or desirable, and (B) as to the New Real Property, at the sole and absolute discretion of the Representative Agents, either (1) title reports, prepared by title companies acceptable to the Representative Agents, showing the New Real Property to be free and clear of all defects (including mechanic's and materialmen's Liens) and encumbrances, excepting only Permitted Liens, or (2) fully paid American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the Second New Money Mortgages with respect to the New Real Property to be valid and subsisting Liens on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Representative Agents may deem necessary or desirable;

                   (v)     if the Amended Schedule reflects additions or dispositions of any real property contiguous to any of the Material Properties, the Relevant Properties or the Springdale Plant, then within 10 days of the Second New Money Borrowing Date, updated American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, of such Material Property, Relevant Property or Springdale Plant (as the case may be), dated within said 30 days of the Second New Money Borrowing Date, certified to the Collateral Agent and the issuer of the Mortgage Policies for such properties by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, together with any updates required to be made to such Mortgage Policies in order to read the aforementioned surveys into such Mortgage Policies with no further defects or encumbrances which are not Permitted Liens (unless otherwise consented to by the Required Lenders); and

                   (vi)     confirmation from the title insurance company recording the Second New Money Mortgages with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priority of the Second New Money Mortgages.

                   Section 3.05     Determinations Under Sections 3.01, 3.02, 3.03 and 3.04.  (a)  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender and the Refinancing Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of its Representative Agent responsible for the transactions contemplated by the applicable Financing Documents shall have received notice from such Bank Lender Party prior to the making by such Lender of its Advance or, in the case of the Refinancing Issuing Bank, its assumption of any Existing Letter of Credit, specifying its objection thereto.

                   (b)     For purposes of determining compliance with the conditions specified in Section 3.02, each New Money Lender and each Springdale Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of the New Money Lender Agent or the Springdale Lender Agent, in each case responsible for the transactions contemplated by the applicable Financing Documents shall have received notice from such New Money Lender or Springdale Lender, respectively, prior to the making of its Advance specifying its objection thereto.

                   (c)     For purposes of determining compliance with the conditions specified in Section 3.03, each of the Refinancing Lenders, the Springdale Lenders and the Refinancing Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of the Refinancing Lender Agent (in the case of the Refinancing Lender Parties) or the Springdale Lender Agent (in the case of the Springdale Lenders), in each case, responsible for the transactions contemplated by the applicable Financing Documents shall have received notice from such Bank Lender Party prior to the making by such Lender of its Advance, or, in the case of the Refinancing Issuing Bank, its assumption of any Existing Letter of Credit, specifying its objection thereto.

                   (d)     For purposes of determining compliance with the conditions specified in Section 3.04, each New Money Lender (and in the case of Section 3.04(d) only, each other Lender) shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of the New Money Lender Agent responsible for the transactions contemplated by the applicable Financing Documents shall have received notice from such New Money Lender (or such other Lender (given through its Representative Agent)) prior to the making of its Advance (in the case of a New Money Lender) or the making of the Advances by the New Money Lenders (in the case of any other Lender) specifying its objection thereto.

ARTICLE IV REPRESENTATIONS AND WARRANTIES
Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants to each Bank Lender Party that:

                   (a)     Each of the Borrower and its Subsidiaries (i) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate or limited liability company (as applicable) power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except, in the case of clauses (ii) and (iii) only, where the failure to so qualify or be so licensed, or to have such power and authority, could not reasonably be expected to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and, except for the ML Interest, are owned by the Parent free and clear of all Liens, other than Liens for taxes, assessments and governmental charges or levies.

                   (b)     Set forth on Schedule 4.01(b) is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests, the identity of each owner thereof and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in (i) the Borrower's Subsidiaries (other than AGC) have been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and (ii) AGC have been validly issued, are fully paid and non-assessable and are owned by the Borrower (as to 77.03%), free and clear of all Liens, or by MPC (as to 22.97%).

                   (c)     The execution, delivery and performance by each Loan Party of each Relevant Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) contravene such Loan Party's Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of its properties (including any limitations on the granting of Liens contained in the Bond Instruments) or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the Assets of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

                   (d)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Relevant Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority nature thereof (as stated in the relevant Collateral Document and in Section 2.02(d) of the Security Agreement), other than (A) filing of the financing statements duly completed for filing under the Uniform Commercial Code covering the Collateral described in the Collateral Documents (and upon the filing of such financing statements in the relevant jurisdictions, all authorizations, approvals, actions by, and notices to or filings with, any Governmental Authority required for the perfection of the Liens created by the Collateral Documents (including the required priority nature thereof), other than the Other Perfection Requirements, shall have been duly obtained, taken and filed) and (B) the Other Perfection Requirements or (iv) the exercise by any Secured Party of its rights under the Financing Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (1) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) (the "Governmental Approvals"), all of which have been duly obtained, taken, given or made, are in full force and effect, are held in the name of a Loan Party, are not subject to appeal (except in the case of the Securities and Exchange Commission Order dated February 21, 2003, as provided in Section 24 of PUHCA), intervention, rehearing, reconsideration, or similar proceeding and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed, (2) the filing of the financing statements duly completed for filing under the Uniform Commercial Code covering the Collateral described in the Collateral Documents, (3) the Other Perfection Requirements and (4) all other authorizations, approvals, actions, notices and filings required under Applicable Law for any exercise of possessory remedies with respect to the Collateral (including with respect to foreclosure proceedings). All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties to create any Lien on any properties now owned or hereafter acquired by any of them.

                   (e)     This Agreement has been, and each other Relevant Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Relevant Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                   (f)     There is no action, suit, investigation, litigation or proceeding affecting any Borrower Group Member, including any Environmental Action, pending or threatened before any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) affects or purports to affect the legality, validity or enforceability of any Financing Document or the consummation of the Transaction, and there has been no material adverse change, with respect to any Borrower Group Member, in respect of the Disclosed Litigation described on Schedule 4.01(f).

                   (g)  (i)  Subject to Accounting Review Adjustments, each of the financial statements of the Borrower delivered by it to the Representative Agents pursuant to Sections 3.01(e) and 5.04(b) and (c) is true, complete and correct in all respects as of the date of such statement, has been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes), and fairly presents the Borrower's financial condition and results of operations as of the date thereof. Except as (i) previously disclosed publicly by the Parent or any of its Subsidiaries or (ii) set forth in Schedule 4.01(g), there are no liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due, but not including any liabilities or obligations that would not be required to be disclosed in a financial statement, including the footnotes thereto, pursuant to GAAP, for the period to which such financial statements relate) that could reasonably be expected to have a Material Adverse Effect. Except as (i) previously disclosed publicly by the Parent or any of its Subsidiaries or (ii) set forth in Schedule 4.01(g), since the date of its most recent financial statements delivered under this Agreement, no event, condition, occurrence or circumstance has existed or has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect. Except as (i) previously disclosed publicly by the Parent or any of its Subsidiaries or (ii) set forth in Schedule 4.01(g), the Borrower does not know of any reasonable basis for the assertion against it or any of its property or assets of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that is not fully reflected in such financial statements which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                   (ii)     The Consolidated forecasted balance sheet, statement of income, statement of cash flows and cash receipts and cash disbursements statement set forth in the Business Plan were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, a reasonable good faith estimate of future financial performance by the Borrower and its Subsidiaries.

                   (h)     Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any other Bank Lender Party in connection with the negotiation and syndication of the Facilities or pursuant to the terms of the Financing Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                   (i)     The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Refinancing Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                   (j)     Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Refinancing Letters of Credit (or assumption by the Refinancing Issuing Bank of the Existing Letters of Credit), nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Financing Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                   (k)     All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest in the Collateral, with the respective priorities of the New Money Liens, the Refinancing Liens and the Springdale Liens as set forth in Section 2.02(d) of the Security Agreement (other than (i) the filing of the financing statements duly completed for filing under the Uniform Commercial Code covering the Collateral described in the Collateral Documents, (ii) the recording of the Mortgages referred to in Section 3.02(a)(i), 3.02(g)(i) and 3.03(b)(i), and (iii) the Other Perfection Requirements), securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents.

(l) Each Loan Party is, individually and together with its respective Subsidiaries, Solvent.

                   (m)     No ERISA Event has occurred with respect to any Plan that has resulted in a material liability which could be reasonably likely to have a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Representative Agents in sufficient copies for each of its Related Lenders, is complete and accurate, and since the date of such Schedule B there has been no material adverse change which could reasonably be expected to have a Material Adverse Effect on such funding status. Neither the Loan Parties nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan, or has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, that, in any such case, could reasonably be expected to have a Material Adverse Effect.

                   (n)  (i)  Except as disclosed on Schedule 4.01(n) or in the Parent's filings with the Securities and Exchange Commission or as could not reasonably be expected to have a Material Adverse Effect, the operations and properties of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits. All past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (A) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect.

                   (ii)     Except as could not reasonably be expected to have a Material Adverse Effect, none of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and never have been any unlawful underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries in any manner which could reasonably be expected to have a Material Adverse Effect.

                   (iii)     Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been used, sold or disposed of in a manner not reasonably expected to result in material liability to the Borrower or any of its Subsidiaries, except in each case in this clause (iii) as could not reasonably be expected to have a Material Adverse Effect.

                   (o)  (i)  Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Allocation Agreement. All amounts due and payable by the Borrower or any of its Subsidiaries under any tax sharing agreement have been paid, and all amounts due and payable to the Borrower or any of its Subsidiaries under any tax sharing agreement have been received (including amounts by way of compensation for the use of tax benefits).

                   (i)  The Borrower and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except as could not reasonably be expected to have a Material Adverse Effect.

                   (p)     Since September 30, 2002, neither the business nor the properties of the Borrower or any of its Subsidiaries have been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

                   (q)     Set forth on Schedule 4.01(q) is a complete and accurate list of all Liens (other than the New Money Liens, the Refinancing Liens, the Noteholder Liens, the Springdale Liens and Permitted Liens) on the Assets of the Borrower or any of its Subsidiaries, showing as of the date hereof the lienholder thereof and the Assets of the Borrower or such Subsidiary subject thereto.

                   (r)     Set forth on Schedule 4.01(r) is a complete and accurate list of all real property owned by the Borrower or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and, except with respect to the Springdale Plant, the book value thereof. The Borrower or such Subsidiary has good, marketable and insurable fee simple title to all real property on such Schedule (except to the extent that title will transfer only as a result of the Transaction), free and clear of all Liens, other than Liens created or permitted by the Financing Documents.

                   (s)     Set forth on Schedule 4.01(s) is a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                   (t)     Set forth on Schedule 4.01(t) is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries, showing as of the date of the most recent fiscal quarter of the Borrower for when such information is available the amount, obligor or issuer and maturity, if any, thereof.

                   (u)     Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and, except as described in Schedule 4.01(u), there exists no default under any Material Contract by any party thereto.

                   (v)     Set forth on Schedule 4.01(v) is a complete and accurate list of all Existing Debt (other than the Existing Lender Debt, the Existing Springdale Debt and Debt under the Existing Hedge Agreements) of the Borrower and its Subsidiaries as of the date hereof, showing as of the date hereof the amount, obligor or issuer, creditor and maturity thereof.

                   (w)     The Borrower is a "registered holding company", as such term is defined in PUHCA. Each Borrower Group Member has all authorizations and approvals from the Federal Energy Regulatory Commission or other Governmental Authority required to provide the services and goods (including electric capacity, energy and ancillary services) it sells, including all necessary rate schedules on file and effective with the Federal Energy Regulatory Commission for the Borrower Group Members to sell power at wholesale.

                   (x)     No Default (other than with respect to the Existing Hedge Agreements in default as of the Closing Date and as described in Schedule 4.01(x)) has occurred and is continuing and no Casualty Event has occurred since September 30, 2002.

                   (y)     The execution, delivery and performance by each Borrower Group Member of the Relevant Documents to which it is a party are private and commercial acts performed for private and commercial purposes.

                   (z)     Neither the Borrower nor any of its Subsidiaries has any bank or securities accounts other than the Pledged Accounts, the Controlled Accounts and the Operating Accounts. Set forth on Schedule 4.01(z) is a complete and accurate list of all Initial Controlled Accounts and Operating Accounts, showing as of the date hereof, with respect to each Operating Account, the name and address of the bank or other financial institution with whom such Operating Account is maintained, the name of the accountholder and the account number thereof.

                   (aa)     There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (bb)     Each Borrower Group Member has all necessary property rights (including easements or other rights of ingress or egress) required for the design, development, construction, supply, start-up, commissioning, testing, operation or maintenance of each electric generating power station owned, partially or wholly, or being developed by such Borrower Group Member (including the Springdale Plant, but not the St. Joseph Plant), and all services, electric and other interconnections, transmission facilities, utilities, water supply and water discharge facilities and materials for each Borrower Group Member to develop, construct, operate and maintain each electric power generating plant of such Borrower Group Member are owned or leased by such Borrower Group Member, or are required to be made available to such Borrower Group Member under the Assigned Agreements, except for those which are otherwise available to such Borrower Group Member at commercially reasonable rates or the absence of which could not reasonably be expected to have a Material Adverse Effect.

                   (cc)     Bond Lien Basket Debt. As of (i) the Closing Date and immediately prior to (A) the New Money Closing, there exists no Bond Lien Basket Debt and (B) the Refinancing Closing, there is no existing Bond Lien Basket Debt, other than the New Money Obligations and (ii) the Second New Money Borrowing Date and immediately prior to the making of the Advances by the New Money Lenders on such date, there is no existing Bond Lien Basket Debt other than the Advances under the New Money Credit Agreement, the Secured Loan Advances (as defined in the Refinancing Credit Agreement), the Available Amount of all Refinancing Letters of Credit, the Advances under the Springdale Tranche A Facility (as defined in the Security Agreement) and the Amended A Notes (as defined in the Security Agreement), in each case, as of such date.

Section 4.02 Representations and Warranties of the Other Grantors. Each Grantor other than the Borrower represents and warrants to each Bank Lender Party that:

                    (a)     It (i) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate or limited liability company power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except, in the case of clauses (ii) and (iii) only, where the failure to so qualify or be so licensed, or to have such power and authority, could not reasonably be expected to have a Material Adverse Effect. All of the outstanding Equity Interests in such Grantor have been validly issued, are fully paid and non-assessable and are owned by another Loan Party free and clear of all Liens (other than, with respect to the Loan Parties other than the Borrower, Liens under the Collateral Documents).

                   (b)     Its execution, delivery and performance of each Relevant Document to which it is or is to be a party are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of its Assets. It is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

                   (c)     All Governmental Approvals required by it for (i) its due execution, delivery, recordation, filing or performance of any Relevant Document to which it is or is to be a party, (ii) its grant of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by it under the Collateral Documents (including the priority nature thereof (as stated in the relevant Collateral Document and in Section 2.02(d) of the Security Agreement)), other than (A) filing of the financing statements duly completed for filing under the Uniform Commercial Code covering the Collateral described in the Collateral Documents (and upon the filing of such financing statements in the relevant jurisdictions, all authorizations, approvals, actions by, and notices to or filings with, any Governmental Authority required for the perfection of the Liens created by the Collateral Documents (including the required priority nature thereof), other than the Other Perfection Requirements, shall have been duly obtained, taken and filed) and (B) the Other Perfection Requirements, and (iv) the exercise by any Secured Party of its rights under the Financing Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents have been duly obtained, taken, given or made, are in full force and effect, are held in its name, are not subject to appeal, intervention, rehearing, reconsideration, or similar proceeding and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed, except, in the case of this clause (iv), for (1) the Governmental Approvals, all of which have been duly obtained, taken, given or made, are in full force and effect, are held in the name of a Loan Party, are not subject to appeal (except in the case of the Securities and Exchange Commission Order dated February 21, 2003, as provided in Section 24 of PUHCA), intervention, rehearing, reconsideration, or similar proceeding and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed, (2) the filing of the financing statements duly completed for filing under the Uniform Commercial Code covering the Collateral described in the Collateral Documents, (3) the Other Perfection Requirements and (4) all other authorizations, approvals, actions, notices and filings required under Applicable Law for any exercise of possessory remedies with respect to the Collateral (including with respect to foreclosure proceedings).

                   (d)     This Agreement has been, and each other Relevant Document to which it is or is to be a party when delivered hereunder will have been, duly executed and delivered by it. This Agreement is, and each other Relevant Document to which it is or is to be a party when delivered hereunder will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                   (e)     There is no action, suit, investigation, litigation or proceeding affecting it, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) affects or purports to affect the legality, validity or enforceability of any Financing Document, and there has been no adverse change in the status, or financial effect on it, in respect of the Disclosed Litigation described on Schedule 4.01(f).

(f) Its execution, delivery and performance of the Relevant Documents to which it is a party are private and commercial acts performed for private and commercial purposes.
(g) It does not have any bank or securities accounts other than the Controlled Accounts and the Operating Accounts listed on Schedule 4.01(z) opposite its name.
ARTICLE V COVENANTS

                   Section 5.01     Affirmative Covenants of the Borrower.  The Borrower covenants and agrees that on and after the date hereof and until the Bank Notes, together with all accrued interest thereon, fees and all other Bank Obligations are paid in full and all Commitments and Refinancing Letters of Credit shall have terminated, the Borrower will:

                   (a)     Compliance with Laws. Comply, and cause each of its Subsidiaries to comply in all respects with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (b)     Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties required under any Environmental Law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (c)     Governmental Approvals. Obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, all Governmental Approvals (including the Material Governmental Approvals) that are required of it for the validity or enforceability of the Financing Documents and the Material Contracts and the ongoing operations of their respective businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (d)     Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Contest.

                   (e)     Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by regulated electric utility companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided that such insurance shall be in accordance with the terms and provisions set forth in Section 5.10(a) of the Security Agreement and such insurance shall satisfy such other requirements as may be provided pursuant to the terms of each Material Contract.

                   (f)     Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect.

                   (g)     Visitation Rights. At any reasonable time and from time to time at the cost and expense of the Borrower, permit any of the Agents or any of the other Bank Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                   (h)     Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets with respect to all material transactions and business of the Borrower and each such Subsidiary in accordance with GAAP in effect from time to time.

                   (i)     Maintenance of Properties, Etc. Operate, maintain and preserve, and cause each of its Subsidiaries to operate, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted) in accordance with prudent practices then being utilized in the merchant, non-regulated power generation industry and in accordance with Applicable Laws (including Environmental Laws), except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                   (j)     Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, (i) all transactions otherwise permitted under the Financing Documents with any of the Affiliates of the Borrower on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower and (ii) all transactions with a Person other than an Affiliate of the Borrower on terms that are without regard to any benefit or detriment to any Affiliate of the Borrower (other than any of its Subsidiaries). Without prejudice to the foregoing, and to the extent not otherwise prohibited by any other provision of the Financing Documents, the following transactions shall be deemed to be in compliance with the first sentence of this clause (j): (A) any transaction executed in accordance with the requirements of PUHCA, (B) any agreements by the Borrower and its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Borrower and approved by all applicable Governmental Authorities and (C) any transaction authorized under a tariff which has been approved by the Federal Energy Regulatory Commission. For the avoidance of doubt, any contracts existing on the date hereof to which the Borrower or any of its Subsidiaries is a party and copies of which have been delivered to the Lenders pursuant to Section 3.01 (and any renewals or replacements thereof on substantially the same terms) and the Financing Documents shall be deemed to comply with this Section 5.01(j) except to the extent any Governmental Authority determines that any such contract is not in conformance with Applicable Law and such non-conforming contract is not on terms described in clauses (i) or (ii) of this Section 5.01(j).

                   (k)     Further Assurances. Promptly upon request by any Bank Lender Party, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof.

                   (l)     Preparation of Environmental Reports. If any Agent shall reasonably believe that a material environmental event has occurred on any parcel of real property owned or leased by any Borrower Group Member after the date hereof, at the request of such Agent describing in reasonable details the basis of such belief, provide to each Agent within 90 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for the properties described in such request prepared by an environmental consulting firm acceptable to the Representative Agents, indicating the presence or absence of Hazardous Materials and the estimated cost of any legally required compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if any Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, any Representative Agent may, at the time following the forty-fifth day after the request of such Agent, retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to each Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                   (m)     Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify each Representative Agent of any default by any party with respect to such leases and cooperate with each Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                   (n)     Performance of Material Contracts. Subject to Section 5.01(x), perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by any Representative Agent and, upon request of any Representative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract except, in any case, where the failure to do so, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                   (o)     Maintenance of Ownership of Subsidiaries. Except as permitted under Section 5.02(d) or (e), maintain ownership and control of all Equity Interests that the Borrower holds in all of its Subsidiaries, directly or indirectly, free and clear of all Liens except as permitted by the Financing Documents.

                   (p)     Use of Proceeds. Use the proceeds of (i) Advances under the Refinancing Credit Agreement to refinance the Existing Lender Debt and to refinance up to $10,000,000 of existing indebtedness of the Parent, (ii) Advances under the Springdale Credit Agreement to reconstitute the Existing Springdale Lease Participations (to the extent the Existing Springdale Lease Participations are not repaid as contemplated in clause (iii) below), and (iii) Advances under the New Money Credit Agreement to partially repay the Existing Springdale Lease Participations in accordance with the Funds Flow Memorandum upon the Refinancing Closing, pay St. Joseph Costs and Springdale Costs, for the Borrower's general corporate purposes and to provide working capital to the Borrower.

                   (q)     Dividend Requirements. Subject to Applicable Law, cause each of its Subsidiaries to distribute to the Borrower as dividends (i) all available cash from operations, net of Capital Expenditures (as contemplated under the CapEx Budget) to the extent financing therefor has not been consummated of such Subsidiary, to the extent necessary to enable the Borrower to satisfy its obligations under Section 2.03 of the Security Agreement and (ii) all Net Cash Proceeds relating to any Asset Sale or Debt/Equity Issuance (to the extent permitted pursuant to Section 5.02 (including Section 5.02(b) and (s)) by such Subsidiary, to the extent necessary to enable the Borrower to satisfy its obligations under Section 2.03 of the Security Agreement.

                   (r)     Business Plan. At all times act reasonably in accordance with the Business Plan; provided that, for the avoidance of doubt, any Sale of Assets or Debt/Equity Issuance which is otherwise permitted under the Financing Documents shall not be prohibited pursuant to this Section 5.01(r) notwithstanding that such Sale or Debt/Equity Issuance is not expressly included in the Business Plan.

(s) Ranking. Ensure that the Bank Lender Obligations at all times shall have the ranking they purport to have under Section 2.02(d) of the Security Agreement.
(t) Post Closing Deliveries. No later than the date indicated below, deliver to the Collateral Agent and each Representative Agent:

                   (i)     within 30 days after a reasonable request therefor by any Representative Agent (but in any event no earlier than 120 days after the Closing Date), duly executed corrective deeds from the Borrower (or the Borrower shall use commercially reasonable efforts to obtain the same from any third parties) or any other documents with respect to any of the properties listed on Schedule 4.01(r) required to correct the real estate records in the respective counties in which such properties are located, in form and substance satisfactory to the Representative Agents;

                   (ii)     within 60 days after a reasonable request therefor by any Representative Agent (but in any event no earlier than 120 days after the Closing Date), American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amount acceptable to the Representative Agents, issued by title insurers acceptable to the Representative Agents, insuring the Mortgages with respect to the properties listed on Schedule 4.01(r), other than the Material Properties and the Relevant Properties, to be valid and subsisting Liens on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) as the Representative Agents may deem necessary or desirable;

                   (iii)     within 120 days after a reasonable request therefor by any Representative Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, of the properties listed on Schedule 4.01(r), other than the Material Properties, the Relevant Properties and the Springdale Plant, dated a recent date acceptable to the Representative Agents, certified to the Collateral Agent in a manner satisfactory to the Representative Agents by a land surveyor duly registered and licensed in the State in which the property described in such surveys is located and acceptable to the Representative Agents;

                   (iv)     within 120 days after the Closing Date, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, of the Material Properties, the Relevant Properties and the Springdale Plant, dated within said 120 day period, certified to the Collateral Agent and the issuer of the Mortgage Policies for such properties by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, together with any updates required to be made to such Mortgage Policies in order to read the aforementioned surveys into such Mortgage Policies with no further defects or encumbrances which are not Permitted Liens (unless otherwise consented to by the Required Lenders);

                   (v)     as soon as reasonably available after the end of each fiscal quarter, a report supplementing Schedule 4.01(r), including an identification of all owned real property acquired by any Loan Party during such fiscal quarter (the "Acquired Real Property") including a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete;

                   (vi)     within 30 days of a request therefor by any Representative Agent (but in any event no earlier than 120 days after the Closing Date), fully executed counterparts of mortgages with respect to Acquired Real Property substantially in the form of Exhibit D-1, D-2, E-1 and E-2, as applicable (in each case with such changes as may be required to account for local law matters and otherwise in form and substance satisfactory to the Representative Agents), and sufficient for recording in all filing offices that any Representative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the Acquired Real Property in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties, and evidence that all filing and recording taxes and fees have been paid;

                   (vii)     within 120 days of request therefor by any Representative Agent, Mortgage Policies in form and substance, with endorsements and in amount acceptable to the Representative Agents, issued, coinsured and reinsured by title insurers acceptable to the Representative Agents, insuring the Acquired Real Property with respect to the properties listed therein to be valid and subsisting Liens on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as any Representative Agent may deem necessary or desirable; and

                   (viii)     within 120 days of request therefor by any Representative Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, of the Acquired Real Property, dated a recent date acceptable to the Representative Agents, certified to the Collateral Agent and the issuer of the Mortgage Policies relating to the Mortgages for the Acquired Real Property in a manner satisfactory to the Representative Agents by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Representative Agents, together with any updates required to be made to such Mortgage Policies in order to read the aforementioned surveys into such Mortgage Policies.

(u) Springdale Plant. Use all reasonable commercial efforts to complete the construction, and cause the commencement of commercial operation, of the Springdale Plant as soon as practicable.

                   (v)     FTI Reports. Provide to FTI such information relating to the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as FTI may from time to time reasonably request, and otherwise cooperate and assist FTI to the extent necessary to enable FTI to deliver reports to the Bank Lender Parties from time to time (including permitting FTI to operate from the offices of the Borrower not less than once each month during the initial six months after the Closing Date and not less than once each calendar quarter thereafter, in each case, for such duration as may be necessary in connection with the issuance of such reports).

                   (w)     Insurance Summary.  (i)  No later than 120 days after the Closing Date, deliver to the Collateral Agent and each Representative Agent a summary of all insurances then in effect for the Borrower Group Members, together with evidence of the payment in full of all premiums for such insurances and, if reasonably requested by any Representative Agent, provide to the Collateral Agent and each Representative Agent within 60 days after such request by any Representative Agent, evidence of such additional or replacement insurances maintained with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as are reasonably satisfactory to the Required Lenders (including business interruption insurance); provided that such additional or replacement insurance need not be obtained for any coverage (or amount) to the extent such coverage (or amount) is not available at commercially reasonable rates or on reasonable commercial terms if the Insurance Consultant confirms such unavailability.

                   (ii)     Within 30 days after the Closing Date, deliver evidence to each Representative Agent that the Collateral Agent has been named as an additional insured and as a loss payee with respect to all insurance required under Section 5.01(e), except that with respect to liability insurance the Collateral Agent shall be named as an additional insured only.

                   (x)     Tax Allocation Agreement. Use all reasonable commercial efforts to deliver to the Collateral Agent and each Representative Agent an amendment to the Tax Allocation Agreement, or an amended and restated Tax Allocation Agreement, substantially in the form attached hereto as Exhibit G.

                   (y)     Taxes. Pay in full when due (or obtain an appropriate exemption therefrom) all Taxes (i) due and payable after the Closing Date in connection with the execution, delivery, filing, recording or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Relevant Documents (other than the Mortgages and the UCC financing statements) and (ii) due and payable after the Closing Date by any Borrower Group Member in connection with the consummation of the transactions contemplated by, and the performance of, the Relevant Documents (other than the Mortgages and the UCC financing statements).

                   (z)     Stamp Duties, Etc. Pay in full when due (or obtain an appropriate exemption therefrom) all required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing, recording, perfection, priority or admissibility in evidence of the Relevant Documents (and the security interests purported to be grated thereby), other than the Mortgages and the UCC financing statements, required to be paid after the Closing Date.

                   (aa)     Application to Extend and Increase Secured Borrowing Approval. Use all commercially reasonable efforts (taking into account any benefit or detriment to the Parent and all of its Subsidiaries, taken as a whole, as a result thereof) to obtain, as soon as possible after the Closing Date, all necessary Governmental Approvals (including by way of amendment to existing Governmental Approvals) so as to secure, up to and including the date specified in clause (a) of the definition of "Final Maturity Date", Debt in an amount equal to or in excess of the aggregate of all Commitments of the Lenders as of the Closing Date and the Amended Notes (as defined in the Security Agreement) as of the Closing Date.

                   (bb)     Springdale Subdivision. Procure that WPPC (and any other necessary Person) shall (i) consent to and cooperate in the preparation, approval and recording of a plan of subdivision in respect of the Springdale Premises (as such term is defined in the Springdale Credit Agreement) consistent with the plan already drafted and approved by the relevant consent authorities, which evidences the Springdale Premises (as such term is defined in the Springdale Credit Agreement) as a parcel of land separate from all its contiguous land, and (ii) grant to the Borrower within 120 days of the date hereof, all easements required by the Borrower (in consultation with the Springdale Lender Agent) to provide unobstructed and sufficient vehicular and pedestrian access, ingress and egress from the Springdale Premises (as such term is defined in the Springdale Credit Agreement) to an open and dedicated public road, including but not limited to, Butler Street, and to provide sufficient utility service to the Springdale Premises (as such term is defined in the Springdale Credit Agreement), including, but not limited to, water, sewer, electricity and telecommunications. In connection with the foregoing, the Borrower shall procure that each relevant Grantor, within 30 days after written request by the Springdale Lender Agent, without any charge therefor, and at the Borrower's sole cost and expense, shall execute and deliver to the Springdale Lender Agent, in form sufficient for recording in the land records of Allegheny County, Pennsylvania and any other government office in which such recording or filing may be necessary, any and all documentation reasonably required by the Springdale Lender Agent to evidence the foregoing plan of subdivision and easements. The expiration of the 30-day period following any such written request by the Springdale Lender Agent in respect of the easements only, may not be earlier than the expiration of the above-mentioned 120 day period.

                   Section 5.02     Negative Covenants of the Borrower.  The Borrower covenants and agrees that on and after the date hereof and until the Bank Notes, together with all accrued interest thereon, fees and all other Bank Obligations are paid in full and all Commitments and Refinancing Letters of Credit shall have terminated, the Borrower will not, at any time:

                   (a)     Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i) the Refinancing Liens;
(ii) the New Money Liens;
(iii) the Springdale Liens;
(iv) the Noteholder Liens;
(v) Permitted Liens;
(vi) Liens existing on the date hereof and described on Schedule 4.01(q);

                   (vii)     purchase money Liens upon or in physical Assets acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Asset or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such Asset to be subject to such Liens, or Liens existing on any such Asset at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (A) the aggregate principal amount of all such Debt shall not exceed $60,000,000 at any time, excluding Debt secured by a Lien otherwise permitted pursuant to another provision of this Section 5.02(a); and (B) no such Lien shall extend to or cover any property other than the Asset being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                   (viii)     Liens arising in connection with Capitalized Leases permitted under Section 5.02(i); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                   (ix)     Liens securing Debt in respect of Hedge Agreements and Obligations with respect to contracts (including contracts relating to the purchase or sale of energy, capacity or ancillary services, or fuel transportation or storage), in each case, on cash or other deposits not to exceed, in the aggregate for such cash, other deposits and all reimbursement obligations for surety bonds and letters of credit issued on account of any Borrower Group Member to secure its Obligations under Hedge Agreements and other contracts referred to in this clause (ix), $315,000,000 (during Fiscal Year 2003) and $265,000,000 (at any time after Fiscal Year 2003); provided that no such Lien shall extend to or cover any Collateral;

(x) Liens on any commodity which is the subject of any commodity purchase agreement, which Liens are granted to secure only performance of Obligations under such commodity purchase agreement; and

                   (xi)     the replacement, extension or renewal of any Lien permitted by clauses (v) through (x) above upon or in the same property theretofore subject thereto upon the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b) Debt. Without prejudice to Section 5.02(v), create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:
(i) the Refinancing Obligations;
(ii) the New Money Obligations;
(iii) the Springdale Obligations;
(iv) the Noteholder Obligations and the Amended C Note Obligations;
(v) Debt outstanding as of the Closing Date under the Bond Instruments;

                   (vi)     with respect to the Borrower only, Debt in respect of (A) Existing Hedge Agreements and (B) any other Hedge Agreement designed to hedge against fluctuations in interest rates or prices of capacity or energy (or of any fuel required for the generation thereof) incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value of all Hedge Agreements under this clause (B), net of cash collateral and the undrawn amount of all letters of credit securing the Borrower's obligations under such Hedge Agreements, not to exceed $100,000,000 (during Fiscal Year 2003) and $200,000,000 (at any time after Fiscal Year 2003);

(vii) unsecured Debt owed to a Grantor, which Debt shall constitute Pledged Debt;

                   (viii)     any other unsecured Debt (including pursuant to any Debt/Equity Issuance) created or incurred by the Borrower (other than Debt the proceeds of which are applied upon its receipt to the concurrent refinancing, repayment, prepayment, defeasance or redemption of other Debt of the Borrower or any of its Subsidiaries) with a scheduled maturity date falling no earlier than the date occurring six months after the date specified in clause (a) of the definition of "Final Maturity Date", and with no amortization or mandatory prepayments thereof prior to such date; provided that no later than 30 days prior to the entry by the Borrower into any agreement or contract relating thereto, the Borrower shall have delivered to each Representative Agent pro forma financial projections, in form and substance reasonably satisfactory to the Representative Agents, demonstrating compliance with the covenants in Section 5.03 up to and including the date specified in clause (a) of the definition of "Final Maturity Date" following the incurrence of such Debt;

(ix) any Existing Debt which is set forth in Schedule 4.01(v);
(x) Debt that is secured by a Lien permitted under Section 5.02(a)(vii) or (viii);

                   (xi)     reimbursement obligations for amounts paid on behalf of any Borrower Group Member by the Parent or any of its Subsidiaries in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to such Borrower Group Member and the Parent or one or more Subsidiaries of the Parent; and

                   (xii)     any other unsecured Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Debt referred to in clauses (vii) and (x); provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Financing Documents, provided further that (A) the principal amount of any such Debt shall not be increased above the aggregate of (1) the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing and (2) accrued and unpaid interest, fees and customary transaction costs and expenses directly related to such extension, refunding or refinancing, (B) any such Debt matures no earlier than the date occurring six months after the date specified in clause (a) of the definition of "Final Maturity Date" and has no required amortization or mandatory prepayment prior to such date and (C) the direct and contingent obligors therefor shall not be changed, in each case, as a result of or in connection with such extension, refunding or refinancing.

                   (c)     Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Subsidiaries to engage in, any business other than electric power generation and/or energy trading or any other business in which the Borrower or any of its Subsidiaries is engaged on the Closing Date, as described in Schedule 5.02(c).

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                   (i)     any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower; and

                   (ii)     any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it so as to effectuate any Asset Sale through the Sale of all of the Equity Interests in the Person resulting from such merger or consolidation permitted under Section 5.02(e);

provided that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                   (e)     Sales, Etc., of Assets. Sell (including by way of sale/leaseback), lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell (including by way of sale/leaseback), lease, assign, transfer or otherwise dispose of, directly or indirectly, (i) the DWR Contract or Equity Interests in ATF, without the prior written consent of the Required Lenders, (ii) any other Asset of any Borrower Group Member, or grant any option or other right to purchase, lease or otherwise acquire any such Asset, except, with respect to clause (ii) only, (A) for cash consideration, and, in the case of any Asset Sale, if the Net Cash Proceeds resulting therefrom are applied in accordance with Section 2.03 of the Security Agreement; provided that (1) no Sale of (I) the Springdale Assets shall be permitted if the Net Cash Proceeds resulting therefrom are less than the lesser of (xx) $150,000,000 and (yy) the aggregate principal amount outstanding under the Springdale Tranche B Facility (as defined in the Security Agreement) unless the prior written consent of the Springdale Lenders, the Refinancing Lenders and the Noteholders has been obtained and (II) any Material Property, any Equity Interests in AGC, the Bath County Plant or any OVEC Interest shall be permitted unless the prior written consent of the Required Lenders has been obtained, (2) on or prior to such Sale, all amounts outstanding under the Pollution Control Bond Indentures with respect to Pollution Control Bonds secured by PCB Liens on such Asset are paid in full in accordance with the terms of the relevant Pollution Control Bond Indentures and (3) no Partial Sales may be made pursuant to this clause (A) unless otherwise agreed to by the Required Lenders; (B) sales of inventory in the ordinary course of business and on reasonable terms, (C) sales of worn out, surplus, or obsolete equipment in the ordinary course of business; (D) replacement of equipment undertaken in the ordinary course of business with other equipment if no Default exists at the time of such replacement and a Lien in favor of the Lenders exists in such other equipment at the time of such replacement, (E) Sales of other immaterial property (other than Equity Interests in, or Debt or other obligations of, any Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such Sale; provided that Assets may not be sold pursuant to this clause (E) to the extent that the aggregate fair market value of all property sold pursuant to this clause (E) exceeds $10,000,000, (F) dissolution or other Sale of NYC Energy, LLC (as long as the lesser of the book value of the Equity Interests in NYC Energy, LLC and the net proceeds resulting from such dissolution or Sale does not exceed $20,000), (G) sales or other dispositions of electric energy, capacity, ancillary services or emissions credits under any Environmental Laws, in each case, for cash (and on customary market payment terms) and in the ordinary course of business and (H) dissolution or other Sale of Mon Synfuel, LLC (as long as the lesser of the book value of the Equity Interests in Mon Synfuel, LLC and the net proceeds resulting from such dissolution or Sale does not exceed $60,000) or (iii) any Asset (other than the DWR Contract and Equity Interests in ATF) of any Borrower Group Member (A) unless such Sale is to a Borrower Group Member and is made in order to protect the value of an Asset of a Borrower Group Member and (1) no Debt for Borrowed Money is incurred in connection therewith, (2) no Lien (other than any Lien in favor of the Collateral Agent) is created, granted, incurred or assumed in connection therewith, (3) if such Asset (or Equity Interest in the Person Selling such Asset) was, or was intended to be, subject to any Lien in favor of the Collateral Agent prior to such Sale, such Asset and the Equity Interests in the Person acquiring such Asset, shall, following such Sale, be subject to an equivalent Lien in favor of the Collateral Agent and (4) on or prior to such Sale, each of the Collateral Agent and the Representative Agents shall have received such Officer's Certificates and legal opinions relating thereto as any one or more of them may reasonably request and (B) provided that no Partial Sales may be made pursuant to this clause (iii) unless otherwise agreed to by the Required Lenders.

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                   (i)     equity Investments by the Borrower Group Members in (A) their Subsidiaries outstanding on the date hereof or (B) any Subsidiary established after the Closing Date in order to: (1) effectuate any Asset Sale permitted under Section 5.02(e) or (2) enhance the tax efficiency of the Borrower and its Subsidiaries, taken as a whole; provided that (I) no Debt for Borrowed Money is incurred in connection therewith, (II) no Lien (other than any Lien in favor of the Collateral Agent) is created, granted, incurred or assumed in connection therewith, (III) in the case of clause (2) only, (aa) at the time such equity Investment is made, such equity Investment is pledged in favor of the Collateral Agent and (bb) on or prior to the making of such equity Investment, each of the Collateral Agent and the Representative Agents shall have received such Officer's Certificates and legal opinions relating thereto as any one or more of them may reasonably request and (IV) immediately after the making of such equity Investment, the direct or indirect ownership interest of the Borrower in any Asset which is transferred to such Subsidiary is not less than the direct or indirect ownership interest of the Borrower in such Asset immediately prior to the transfer of such Asset to such Subsidiary;

                   (ii)     loans and advances to employees in the ordinary course of the business of the Borrower Group Members as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(iii) Investments in Cash Equivalents;
(iv) Investments existing on the date hereof and described on Schedule 4.01(t); and
(v) Investments consisting of intercompany Debt permitted under Section 5.02(b)(vi), (vii), (ix) or (xii).

                   (g)     Restricted Payments. Declare or pay any Restricted Payments, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests, other than, in the case of the Borrower, to distribute to the Parent (i) with proceeds of the initial Advances under the Refinancing Credit Agreement only, an amount not to exceed $10,000,000, (ii) an amount equal to the Prepayment Amount (AYE Lenders), if any, with respect to any Debt/Equity Issuances by a Borrower Group Member which is not in violation of any provision of any Financing Document (including Section 5.02(b) and (s)) and (iii) payments with respect to the ML Interests in existence as of the Closing Date which are required pursuant to the Constituent Documents of the Borrower (as of the Closing Date) as a result of the payments referred to in clause (ii) or (iii) above.

                   (h)     Payment Restrictions Affecting Subsidiaries. Directly or indirectly enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist (i) any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise invest in, any Borrower Group Member or (ii) any agreements limiting the ability of any of the Borrower's Subsidiaries to transfer assets to any Borrower Group Member (in each case, whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Financing Documents, the Bond Instruments and any agreements entered into with respect to Debt permitted to be incurred pursuant to Section 5.02(b)(viii), (ix), (x) or (xii).

                   (i)     Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Loan Parties, on a Consolidated basis, in respect of all such obligations to exceed $22,000,000, in the aggregate, in payment obligations (without double counting) that are in the nature of a rental payment obligation or are otherwise not avoidable at the option of the lessee without incurring other costs or risks (including for this purpose purchase rights for which the failure to exercise results in other payment obligations and guarantees of value) in any period of 12 consecutive months.

(j) Amendments of Constituent Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or formation.

                   (k)     Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by GAAP or if its Board of Directors otherwise decides, or (ii) Fiscal Year.

                   (l)     Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, or permit any of its Subsidiaries to do any of the foregoing (other than to prepay any Debt payable to the Borrower), or amend, modify or change in any manner any material term or condition of any Debt (including the Bond Instruments), except, in the case of the Borrower only, the prepayment of (i) the Refinancing Obligations, the New Money Obligations, the Noteholder Obligations and the Springdale Obligations in accordance with the terms of this Agreement and the other Financing Documents (as applicable), (ii) Obligations in respect of Hedge Agreements in accordance with the Business Plan, (iii) Debt which is refinanced and prepaid concurrently with Debt which is incurred in accordance with Section 5.02(b) and the aggregate principal amount of which does not exceed the aggregate principal amount of the Debt being refinanced and prepaid, together with all accrued interest, fees and customary transaction costs and expenses or (iv) to the extent required to effectuate any Asset Sale which is permitted under Section 5.02(e).

                   (m)     Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, or amend, amend or restate, supplement or otherwise modify any Material Contract (other than, with respect to the Tax Allocation Agreement, to the extent permitted under Section 5.01(x) or to add or remove Subsidiaries party thereto, to the extent the Sale of or the Investment in, such Subsidiary is permitted under Section 5.02(e) and (f) respectively), or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, in each case, without the prior written consent of the Required Lenders.

                   (n)     Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Bank Lender Parties pursuant to the Financing Documents and the Noteholders pursuant to the Refinancing Indenture, (ii) pursuant to the Bond Instruments, (iii) in connection with any Capitalized Lease permitted by Section 5.02(i) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or (iv) in favor of a Subsidiary or special-purpose vehicle established in connection with any Asset Sale permitted under the Financing Documents.

                   (o)     Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or enter into any profit-sharing or royalty agreement or other similar arrangement or commit to a trust whereby the Borrower's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, other than the Tax Allocation Agreement, or permit any of its Subsidiaries to do so, except in order to enhance the tax efficiency of the Borrower and its Subsidiaries, taken as a whole; provided that (i) no Debt for Borrowed Money is incurred in connection therewith, (ii) no Lien (other than any Lien in favor of the Collateral Agent) is created, granted, incurred or assumed in connection therewith and (iii) such other Person is a Loan Party.

                   (p)     Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including take-or-pay contracts, long term fixed price off-take contracts and contracts for the sale of power for which physical delivery is not available) unless the same (i) is consistent with the policy on Corporate Energy Risk Policy (as amended from time to time) approved by the Borrower's board of directors or (ii) has been approved in writing by the Required Lenders.

                   (q)     Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures, except (i) Mandatory Capital Expenditures and (ii) any Scheduled Capital Expenditure, to the extent such Scheduled Capital Expenditure is provided for in the CapEx Budget.

                   (r)    Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary, except in order to: (i) effectuate any Asset Sale permitted under Section 5.02(e) through the Sale of all of the Equity Interests in such Subsidiary or enhance the tax efficiency of the Borrower and its Subsidiaries, taken as a whole, if, in each case, the equity Investment in such Subsidiary is permitted pursuant to Section 5.02(f)(i) or (ii) to protect the value of any Asset by the Sale of such Asset to such Subsidiary; provided that such Sale is permitted under Section 5.02(e)(iii).

                   (s)     Equity Interests. Issue, or permit any of its Subsidiaries to issue, any Equity Interests to any Person unless, in the case of a Subsidiary only, any such issuance of Equity Interests is made pro rata to holders of Equity Interests in such Subsidiary as of the Closing Date, except in order to: (i) enhance the tax efficiency of the Borrower and its Subsidiaries, taken as a whole; provided that such Equity Interests are issued to a Loan Party and such equity Investment by such Loan Party is permitted under Section 5.02(f)(i), or (ii) to effectuate the formation of Subsidiaries permitted under Section 5.02(r).

                   (t)     Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan so as to result in any material liability of the Borrower or any ERISA Affiliate of the Borrower, if such material liability to the PBGC could reasonably be expected to have a Material Adverse Effect, or (ii) permit to exist any Termination Event with respect to a Plan which would have a Material Adverse Effect to the extent such Termination Event is within the control of the Borrower.

                   (u)     Amendment Fees. Offer or pay, whether directly or indirectly through any Agent or other Person, to any Bank Lender Party or Noteholder any fee in consideration for such Person's waiver of, or agreement to amend or modify any provision of, any Financing Document, any Assumption Document, any Amended Note, any Amended C Note (as defined in the Security Agreement) or the Refinancing Indenture unless an equivalent fee is also offered on the same terms to each other Bank Lender Party and Noteholder for any related waiver of, or agreement to amend or modify any provision of, any Financing Document, any Assumption Document, any Amended Note or the Refinancing Indenture, as the case may be.

                   (v)     Bond Lien Basket Debt. Create, incur, assume or suffer to exist any Bond Lien Basket Debt, except (i) prior to the Refinancing Closing, the New Money Obligations and (ii) after the Refinancing Closing, Advances under the New Money Credit Agreement, the Secured Loan Advances (as defined in the Refinancing Credit Agreement), the Available Amount of all Refinancing Letters of Credit, the Advances under the Springdale Tranche A Facility (as defined in the Security Agreement) and the Amended A Notes (as defined in the Security Agreement).

                   (w)     Partial Sales. (i) Directly or indirectly effect or undertake, or permit any of the other Loan Parties to effect or undertake, any Partial Sale or (ii) enter into, or permit any of the Loan Parties to enter into, any agreement or arrangement for a Partial Sale, in the case of clauses (i) and (ii) of this subsection (w), unless otherwise agreed to by the Required Lenders.

                   Section 5.03     Financial Covenants of the Borrower.  The Borrower covenants and agrees that on and after the date hereof and until the Bank Notes, together with all accrued interest thereon, fees and all other Bank Obligations are paid in full and all Commitments and Refinancing Letters of Credit shall have terminated, the Borrower will:

(a) Interest Coverage Ratio. Maintain at the end of each period referred to below an Interest Coverage Ratio of not less than the amount set forth for such period below:
Period	Amount
Six months ending June 30, 2003	0.75:1.00
Nine months ending September 30, 2003	1.00:1.00
Twelve months ending December 31, 2003	1.10:1.00
Twelve months ending March 31, 2004	1.20:1.00
Twelve months ending June 30, 2004	1.30:1.00
Twelve months ending September 30, 2004	1.40:1.00
Twelve months ending December 31, 2004	1.50:1.00
Twelve months ending March 31, 2005	1.50:1.00

                   (b)     Net Worth. Maintain at the end of each fiscal quarter of the Borrower an excess of Consolidated Total Tangible Assets over Consolidated Total Liabilities, in each case, of the Borrower and its Subsidiaries, of not less than $800,000,000; provided that such amount will be decreased by the amount of (i) any after-tax losses on Sales of Assets and (ii) any settlement with the California Department of Water Resources regarding the DWR Contract approved by the Required Lenders pursuant to Section 5.02(m) or 5.05(f) that results in a negative adjustment to the value of the DWR Contract on an after-tax basis with respect to the Borrower or any of its Subsidiaries.

(c) Minimum EBITDA. Maintain with respect to each period referred to below EBITDA of not less than the amount set forth for such period below:
Period	Amount
Six months ending June 30, 2003	$100,000,000
Nine months ending September 30, 2003	$218,000,000
Twelve months ending December 31, 2003	$304,000,000
Twelve months ending March 31, 2004	$387,000,000
Twelve months ending June 30, 2004	$399,000,000
Twelve months ending September 30, 2004	$420,000,000
Twelve months ending December 31, 2004	$429,000,000
Twelve months ending March 31, 2005	$430,000,000

                   Section 5.04     Reporting Covenants of the Borrower.  The Borrower covenants and agrees that on and after the date hereof and until the Bank Notes, together with all accrued interest thereon, fees and all other Bank Obligations are paid in full and all Commitments and Refinancing Letters of Credit shall have terminated, the Borrower will furnish to each Representative Agent in sufficient copies for its Related Lenders:

                   (a)     Default Notices. As soon as possible and in any event within five Business Days after any Responsible Officer of the Borrower becomes aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, in each case, continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or event, development or occurrence and, in each case, the actions, if any, which the Borrower has taken and proposes to take with respect thereto.

                   (b)     Annual Financials. As soon as available and in any event within 105 days after the end of each Fiscal Year (or, in the case of Fiscal Year 2002, within 180 days thereafter), a copy of the annual audit report for such year for the Borrower and its Subsidiaries including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by a report acceptable to the Required Lenders of Price WaterhouseCoopers or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Bank Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) (A) a schedule in form satisfactory to the Required Lenders of the computations prepared by the Borrower and used by such accounting firm in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP (as in effect on the Closing Date) and (B) a copy of any management letter from such accounting firm to any Borrower Group Member issued in connection with such audit and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                   (c)     Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year (or, in the case of the first fiscal quarter of Fiscal Year 2003, within 90 days thereafter), a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Required Lenders of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP.

                   (d)     Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on the Borrower or any of its Subsidiaries in respect of the Disclosed Litigation described on Schedule 4.01(f).

                   (e)     Springdale Plant Reports. Reports regarding the status of the construction and commissioning of, and expenditure at, the Springdale Plant, including reports from an independent engineer, in each case substantially of the type, format and frequency as those hitherto provided by the Borrower to the Participants (as defined in the Springdale Participation Agreement).

                   (f)     Material Contract Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Borrower Group Member or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by any Bank Lender Party, such information and reports regarding the Material Contracts and such instruments, indentures and loan and credit and similar agreements as such Bank Lender Party may reasonably request; provided that the Borrower may satisfy its obligations under this clause (f) by delivering the relevant documents to counsel to the Representative Agents to be made available for inspection by the Bank Lender Parties.

                   (g)     ERISA.  (i)  ERISA Events and ERISA Reports. Promptly and in any event within 20 days after (A) any Borrower Group Member or any ERISA Affiliate knows that any ERISA Event has occurred, a statement of the Borrower describing such ERISA Event and (B) the date of any material correspondence between any Borrower Group Member or any ERISA Affiliate and the PBGC, a copy of such material correspondence.

                   (ii)     Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Borrower Group Member or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                   (iii)     Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                   (iv)     Multiemployer Plan Notices. Promptly and in any event within 30 days after receipt thereof by any Borrower Group Member or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower Group Member or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                   (h)     Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                   (i)     Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(r) and 4.01(s), including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                   (j)     Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Borrower Group Member and containing such additional information as any Bank Lender Party may reasonably specify.

                   (k)     Write-down Notices. As soon as possible and in any event within five Business Days after the Board of Directors of the Borrower or any of its Subsidiaries approves any material write-down of an Asset of a Borrower Group Member, a statement of a Responsible Officer of the Borrower setting forth the details of such write-down, and the actions, if any, which the Borrower has taken and proposes to take with respect thereto.

                   (l)     Debt/Equity Issuance. As soon as possible and in any event no later than 30 days prior to the occurrence of any Debt/Equity Issuance by a Borrower Group Member, the following with respect to such Debt/Equity Issuance: (i) the identity of the issuer, (ii) the expected date of such Debt/Equity Issuance and (iii) the amount of the Net Cash Proceeds expected to result therefrom.

                   (m)     Monthly Cash Statements. (i) Within 120 days after the Closing Date, deliver to the Representative Agents, as a supplement to the Business Plan delivered on the Closing Date, a cash receipts and cash disbursements statement on a monthly basis for the period commencing on March 1, 2003 until the date specified in clause (a) of the definition of "Final Maturity Date" with respect to the Borrower and its Subsidiaries and the Parent and its Subsidiaries, respectively and (ii) within ten Business Days after the end of each calendar month, (A) after delivery of the cash receipts and cash disbursements statement referred to in clause (i) above, a report, consistent in format with such cash receipts and cash disbursements statement, comparing the actual cash receipts and cash disbursements for such month to the projected cash receipts and cash disbursements detailed in the Business Plan, together with explanations of material variances and (B) a report comparing the actual cash balance as of the end of such month to the projected cash balance for such month in the Business Plan.

                   (n)     Asset Sales and Debt/Equity Issuances. Within ten Business Days after the end of each calendar quarter, a report (i) describing, with respect to each Asset Sale by any Borrower Group Member that was consummated during such quarter, the Asset that was sold, the date such Sale was consummated and the aggregate Net Cash Proceeds arising from such Sale, (ii) describing, with respect to each Debt/Equity Issuance by the Parent or any of its Subsidiaries that was consummated during such quarter, the identity of the issuer, the date of such Debt/Equity Issuance and the aggregate Net Cash Proceeds arising from such Debt/Equity Issuance and (iii) describing, to the extent permitted under Applicable Law, (A) the marketing efforts, if any, with respect to any Asset Sales which are contemplated by the Borrower Group Members and (B) any Debt/Equity Issuance contemplated by the Parent or any of its Subsidiaries to be consummated in the next succeeding calendar quarter and, with respect to each such Asset Sale and Debt/Equity Issuance, (1) the identity of the seller or issuer, as applicable (2) the expected date of such Asset Sale or Debt/Equity Issuance, as applicable and (3) the amount of the Net Cash Proceeds expected to result therefrom.

                   (o)     Other Information. Such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank Lender Party may from time to time reasonably request.

                   Section 5.05     Covenants of the Other Grantors.  Each of the Grantors (other than the Borrower) covenants and agrees that on and after the date hereof and until the Bank Notes, together with all accrued interest thereon, fees and all other Bank Obligations are paid in full and all Commitments and Refinancing Letters of Credit shall have terminated, such Grantor will:

(a) Compliance with Laws. Comply in all respects with all Applicable Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (b)     Governmental Approvals. Obtain and maintain all Governmental Approvals (including the Material Governmental Approvals), if any, that are required of it for the validity or enforceability of the Financing Documents and the Material Contracts to which it is a party and the ongoing operations of its businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                   (c)     Preservation of Corporate Existence, Etc. Preserve and maintain its existence, legal structure, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect.

                   (d)     Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by any Representative Agent and, upon request of any Representative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as such Grantor is entitled to make under such Material Contract except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (e)     No Merger, Consolidation, Etc. Other than as may be provided in Section 5.02(d) or (e), not (i) merge into or consolidate with any other Person, (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its Assets, or (iii) change its legal form.

                   (f)     Amendment, Etc., of Material Contracts. Not cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, or amend, amend or restate, or otherwise modify any such Material Contract (other than, with respect to the Tax Allocation Agreement to the extent permitted under Section 5.01(x), or to add or remove it or any of its Subsidiaries party thereto to the extent the Sale of, or Investment in, such Subsidiary is permitted under Section 5.02(e) and (f), respectively), or give any consent, waiver or approval thereunder, waive any default under or breach of any such Material Contract, in each case, without the prior written consent of the Required Lenders.

ARTICLE VI EVENTS OF DEFAULT
Section 6.01 Events of Default. Each of the following events, conditions or occurrences shall be an "Event of Default":

                   (a)  (i)  the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Financing Document, in each case under this clause (ii), within three Business Days after the same becomes due and payable; or

                   (b)     any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or shall be breached in any material respect; or

                   (c)     the Borrower shall (i) fail to deliver any financial statements with respect to Fiscal Year 2002 or the first quarter of Fiscal Year 2003 required to be delivered by it pursuant to Section 5.04(b) or (c), respectively, on or before the respective dates required for such delivery thereunder, and such failure shall remain unremedied for 30 days thereafter, or (ii) fail to perform or observe any term, covenant or agreement contained in Section 5.01(f), (p), (r), (s), (v) or (w), 5.02 or 5.03, or (iii) fail to perform or observe any other term, covenant or agreement contained in any Financing Document on its part to be performed or observed if such failure shall remain unremedied for 60 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by any Representative Agent; or

                   (d)     any Loan Party (other than the Borrower) shall fail to perform or observe any term, covenant or agreement contained in any Financing Document on its part to be performed or observed if such failure shall remain unremedied for 60 days after the earlier of the date on which (i) a Responsible Officer of such Loan Party or the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to such Loan Party or the Borrower by any Representative Agent; or

                   (e)     the Parent, any Regulated Subsidiary or any Borrower Group Member shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Person that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $25,000,000 either individually or in the aggregate, (but excluding Debt outstanding under the Existing Hedge Agreements) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or to permit the acceleration of the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the scheduled maturity thereof; or

(f) any Insolvency Proceeding shall occur with respect to the Borrower, any of its Subsidiaries, the Parent or any Regulated Subsidiary; or

                   (g)  (i)  any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against the Borrower, any of its Subsidiaries, the Parent or any Regulated Subsidiary and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (ii) any agreement is made by any Loan Party or any of its Affiliates to settle any proceeding by or before any Governmental Authority whereby any Loan Party or any of its Affiliates agrees to pay (or otherwise provide consideration), in the aggregate pursuant to any single such agreement or series of related agreements, an amount in excess of $25,000,000 (excluding amounts which are paid by Persons other than the Parent or any of its Subsidiaries before enforcement proceedings shall have been commenced by any creditor upon such agreement against any Loan Party) to resolve the related proceeding; or

                   (h)     any non-monetary judgment or order shall be rendered against the Borrower, any of its Subsidiaries, the Parent or any Regulated Subsidiary that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (i)     any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create solely for the benefit of the Secured Parties (i) with respect to any portion of the Group Assets, a valid and, but for the giving of notices of Liens thereunder to Persons other than Affiliates of the Borrower, perfected Lien on and security interest in such Collateral with the applicable priority set forth in Section 2.02(d) of the Security Agreement and (ii) with respect to the Springdale Assets, a valid and perfected Lien on the Springdale Assets with the applicable priority set forth in Section 2.02(d) of the Security Agreement, and, in the case of clause (i) and (ii) above relating to any invalidity or non-perfection of any such Lien with respect to an immaterial portion of the Collateral as a result of administrative or ministerial errors, such occurrence shall remain unremedied for 60 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by any Bank Lender Party; or

                   (j)     any material provision of any of the Financing Documents shall be canceled, terminated, declared to be null and void or shall otherwise cease to be valid and binding on any Loan Party party thereto, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction, or any Loan Party shall deny in writing any further liability or obligation under any provision of any Financing Document; or

(k) a Change of Control shall occur; or

                   (l)     any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower Group Members and the ERISA Affiliates related to such ERISA Event) exceeds, in the aggregate with any amounts applicable under clauses (m) and (n) of this Section 6.01, $25,000,000; or

                   (m)     any Borrower Group Member or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds, in the aggregate with any amounts applicable under clauses (l) and (n) of this Section 6.01, $25,000,000, or requires payments exceeding $25,000,000 per annum; or

                   (n)     any Borrower Group Member or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000; or

                   (o)     any Grantor shall at any time deliver or cause to be delivered to the Collateral Agent without prior written consent of the Collateral Agent (at the written direction of the Intercreditor Agent) a notice pursuant to 42 Pa. C.S.A. Section 8143 electing to limit the indebtedness secured by any Mortgage to which such Grantor is a party; or

                   (p)     any Material Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified in any material respect or shall otherwise cease to be in full force and effect (other than, with respect to any such Material Governmental Approval which is no longer relevant or necessary to the business, properties, assets or operations of any Borrower Group Member, expiration or termination thereof in accordance with its terms or Applicable Law) and is not remedied within 60 Business Days of such revocation, termination, withdrawal, suspension, modification or other action; provided that such revocation, termination, withdrawal, suspension, modification or cessation (each, an "Action") shall not be an Event of Default if within 60 days of such Action, the Borrower remedies such Action so long as (i) such Action, in the reasonable opinion of the Required Lenders is capable of remedy in such 60-day period, (ii) the Borrower is diligently pursuing such remedy and (iii) the occurrence of such Action cannot reasonably be expected to have a Material Adverse Effect; or

                   (q)     either (i) any Material Contract, except as contemplated thereby upon the end of its regularly scheduled term, shall cease to be in full force and effect (except in accordance with any Asset Sale undertaken in accordance with Section 5.02(e)); provided that such cessation shall not be an Event of Default under this clause (q) if, within 60 days from the occurrence of such cessation, the Borrower (A) causes the other party to resume performance and acknowledge that such contract is in full force and effect or (B) enters into a replacement agreement or agreements pursuant to which it will realize substantially the same benefits with a counterparty acceptable to the Required Lenders, which consent shall not be unreasonably withheld or delayed or (ii) the Borrower shall deny any further liability or obligation under any Material Contract unless the Borrower is disputing such liability or obligation in good faith, in which case such denial shall not be an Event of Default if the Borrower, within 60 days from the occurrence of such cessation (A) resumes performance under such Material Contract and acknowledges that such contract is in full force and effect or (B) enters into a replacement agreement or agreements pursuant to which it will realize substantially the same benefits with a counterparty acceptable to the Required Lenders, which consent shall not be unreasonably withheld or delayed; or

(r) the Borrower shall cease, for any period of 30 consecutive days, to have a Financial Advisor providing financial advice to it; or
(s) the New Money Closing, but not the Refinancing Closing, has occurred on the Closing Date.

                   Section 6.02     Actions Following an Event of Default.  (a)  Upon the occurrence of any Event of Default (other than a Limited Payment Default) and the issuance of an Acceleration Notice, each Representative Agent shall, by notice to the Borrower, given in accordance with Section 7.01(h), (i) declare the Commitments of its Related Lenders and the obligation of its Related Lenders to make Advances (other than Advances by the Refinancing Issuing Bank or a Refinancing Lender pursuant to the Refinancing Credit Agreement relating to a drawing under any Refinancing Letter of Credit) or, in the case of the Refinancing Issuing Bank, to issue Refinancing Letters of Credit (or assume any Existing Letter of Credit), to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Bank Notes of such Related Lenders, all interest thereon and all other amounts payable under this Agreement and the other Financing Documents owing to such Related Lenders to be forthwith due and payable, whereupon such Bank Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of any Event of Default described in Section 6.01(f) with respect to the Borrower, (A) the Commitments of each Lender and Refinancing Issuing Bank and the obligation of any Lender or Refinancing Issuing Bank to make Advances (other than Advances by the Refinancing Issuing Bank or a Refinancing Lender relating to a drawing under any Refinancing Letter of Credit) or to issue Refinancing Letters of Credit (or assume any Existing Letter of Credit) shall automatically be terminated and (B) all Bank Notes, all interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                   (b)     Without prejudice to clause (a) above with respect to an Event of Default described in Section 6.01(f), upon the occurrence of a Limited Payment Default under any Facility, the Representative Agent for such Facility (i) shall at the request, or may with the consent, of the Required New Money Lenders (if such Facility is the New Money Facility), the Required Refinancing Lenders (if such Facility is the Refinancing Facility) or the Required Springdale Lenders (if such Facility is the Springdale Facility), as the case may be, by notice to the Borrower and the other Representative Agents, declare the Commitments of its Related Lenders and the obligation of its Related Lenders to make Advances (other than, if such Facility is the Refinancing Facility, Advances by the Refinancing Issuing Bank or a Refinancing Lender pursuant to the Refinancing Credit Agreement relating to a drawing under any Refinancing Letter of Credit) or, if such Facility is the Refinancing Facility, of the Refinancing Issuing Bank to issue Refinancing Letters of Credit (or assume any Existing Letter of Credit) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required New Money Lenders (if such Facility is the New Money Facility), the Required Refinancing Lenders (if such Facility is the Refinancing Facility) or the Required Springdale Lenders (if such Facility is the Springdale Facility), as the case may be, by notice to the Borrower and the other Representative Agents, declare the Bank Notes of its Related Lenders, all interest thereon and all other amounts payable under this Agreement and the other Financing Documents owing to its Related Lenders to be forthwith due and payable, whereupon such Bank Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower (any such notice given by a Representative Agent pursuant to clauses (i) or (ii) above, a "Facility Only Acceleration Notice").

                   Section 6.03     Actions in Respect of the Refinancing Letters of Credit upon Default.  If any Event of Default (other than a Limited Payment Default under the New Money Facility and/or the Springdale Facility) shall have occurred and be continuing, the Refinancing Lender Agent may, or shall at the request of the Required Refinancing Lenders, irrespective of whether it is taking any of the actions described in Section 6.02 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Refinancing Lenders in immediately available funds at the Collateral Agent's office designated in such demand, for deposit in the Enforcement Proceeds Account, an amount equal to the aggregate Available Amount of all Refinancing Letters of Credit then outstanding, less the aggregate amount then on deposit in, or credited to, the Cash Collateral Account (Refinancing Lenders). If at any time the Refinancing Lender Agent determines that any funds held in the Enforcement Proceeds Account are subject to any right or claim of any Person other than the Secured Parties or that the total amount of such funds is less than the aggregate Available Amount of all Refinancing Letters of Credit, less the aggregate amount then on deposit in, or credited to, the Cash Collateral Account (Refinancing Lenders), the Borrower will, forthwith upon demand by the Refinancing Lender Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Enforcement Proceeds Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Enforcement Proceeds Account and the Cash Collateral Account (Refinancing Lenders) that the Refinancing Lender Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Refinancing Letter of Credit for which funds are on deposit in the Enforcement Proceeds Account or the Cash Collateral Account (Refinancing Lenders), such funds shall be applied to reimburse the Refinancing Issuing Bank or Refinancing Lenders, as applicable, to the extent permitted by Applicable Law.

ARTICLE VII REMEDIES AND ENFORCEMENT

                   Section 7.01     Procedures Following an Event of Default.  (a)  At any time after the occurrence and during the continuance of an Event of Default (including a Limited Payment Default) of which it is aware, each Representative Agent may, and promptly after it receives written notice from any of its Related Lenders to serve a notice on each other Related Lender of such Representative Agent with respect to such Event of Default, such Representative Agent shall, serve a notice on each of its Related Lenders describing such Event of Default. Promptly after the New Money Lender Agent or the Springdale Lender Agent becomes aware of the occurrence of any Event of Default (other than by receipt of written notice thereof from another Representative Agent), such Representative Agent shall promptly notify the Refinancing Lender Agent in writing thereof.

                   (b)     At any time after the Refinancing Lender Agent has (i) received written notice from any other Representative Agent of the occurrence of an Event of Default (including a Limited Payment Default), (ii) received a Facility Only Acceleration Notice from any other Representative Agent pursuant to Section 6.02(b), or (iii) issued a Facility Only Acceleration Notice with respect to the Refinancing Facility, the Refinancing Lender Agent shall, promptly thereafter, serve a notice thereof on each of the New Money Lender Agent and the Springdale Lender Agent.

                   (c)     With respect to any Event of Default other than a Limited Payment Default, the notice issued by the Refinancing Lender Agent to each of the New Money Lender Agent and the Springdale Lender Agent pursuant to clause (b) above shall (i) specify the Decision Period within which instructions referred to in clause (iii) below are to be provided to it, (ii) describe the Event of Default, and (iii) request instructions from the Required Lenders within such Decision Period as to (A) whether or not such Event of Default should be waived or (B) whether any amendment should be made to one or more of the Financing Documents in order to cure or effectively waive such Event of Default, in which case:

                   (1)     subject to Section 9.02, if the Required Lenders vote to waive such Event of Default or enter into such an amendment, no Bank Lender Party shall be entitled (I) to accelerate any of the Senior Debt Obligations owed to it or to terminate its Commitment as a consequence of the occurrence and continuance of such Event of Default or (II) to exercise or enforce, or to instruct the Collateral Agent to exercise or enforce, any right or remedy under the Financing Documents or under Applicable Law in connection with such Event of Default; provided that nothing herein shall bar the exercise of rights or enforcement of remedies in accordance with the Financing Documents in respect of any other Event of Default which is not expressly waived by the Required Lenders pursuant to this Section 7.01; or

                   (2)     if the Required Lenders decide not to waive such Event of Default or not to enter into such amendment, as the case may be, and decide to declare that such Event of Default has occurred for purposes of taking action under the Security Agreement, the Required Lenders shall, acting through their respective Representative Agents, provide (I) written notice to the Refinancing Lender Agent authorizing it to deliver a notice of default (a "Notice of Bank Facility Default") with respect to such Event of Default to the Collateral Agent in accordance with Section 6.02(a) of the Security Agreement and (II) to the extent that the Required Lenders have decided to accelerate the Advances and terminate the Commitments as a consequence of the occurrence of such Event of Default, a written notice to the Collateral Agent and the Borrower indicating that the outstanding amount of the Advances has been so accelerated and the Commitments terminated (an "Acceleration Notice"), or

                   (3)     if, prior to the termination of the Decision Period, the Required Lenders neither vote to waive such Event of Default or enter into such an amendment nor decide to enforce such rights and remedies, the Refinancing Lender Agent shall promptly provide written notice (a "Deadlock Notice") of such event to each other Representative Agent, and shall seek instructions from the Required Lenders as to whether it should deliver a Notice of Bank Facility Default or Acceleration Notice with respect to the occurrence of such Event of Default.

                   (d)     If, prior to the termination of the Decision Period, the Required Lenders neither vote to waive any Event of Default or enter into amendments of one or more of the Financing Documents nor decide to enforce such rights and remedies, then during the period (the "Waiting Period") from the date of delivery pursuant to Section 7.01(c)(3) of any Deadlock Notice with respect to such Event of Default to the date of receipt by the Refinancing Lender Agent of instructions from the Required Lenders (acting through their respective Representative Agents) to deliver a Notice of Bank Facility Default, no Bank Lender Party shall be entitled to (i) exercise or enforce any right or remedy in connection with such Event of Default (including (A) any acceleration of the Senior Debt Obligations owed to it or the termination of its Commitment and (B) the remedies specified in Article VI of the Security Agreement); or (ii) instruct the Collateral Agent to exercise or enforce any right or remedy against or in respect of the Collateral or otherwise in connection with such Event of Default); provided that nothing contained herein shall limit the rights of the Required Lenders to instruct in writing the Collateral Agent to make, or to immediately cease making, any applications from any Pledged Accounts (as defined in the Security Agreement), or the obligation of the Collateral Agent to comply with such instructions, in each case to the extent consistent with the Financing Documents.

(e) With respect to any applicable Event of Default, the Waiting Period shall automatically end, and a Notice of Bank Facility Default shall be effective, upon the agreement of the Required Lenders.

                   (f)     Nothing in Section 7.01(d) shall be construed to restrict the right of the Required Lenders, at any time prior to the end of the Waiting Period or thereafter, to elect to waive any Event of Default or, subject to Section 9.02, agree to any amendment of one or more of the Financing Documents in order to cure such Event of Default in accordance with Section 7.01(c) and the terms of the Security Agreement.

                   (g)     Each Remedies Notice shall specify the particular action that the Collateral Agent is directed thereunder to take, and shall be effective on the date set forth in such notice (the "Remedies Effective Date").

                   (h)     In the event that an Acceleration Notice has been authorized by the Required Lenders, each Bank Lender Party shall terminate its Commitments and accelerate its Advances at any time on or after the Business Day following delivery of such Acceleration Notice to the Collateral Agent.

Section 7.02 Default Interest

. At such time as any Event of Default has occurred and is continuing, each Lender and the Refinancing Issuing Bank shall apply the applicable post-default interest rate provided in Section 2.09(b) of the Refinancing Credit Agreement, Section 2.08(b) of the New Money Credit Agreement or Section 2.08(b) of the Springdale Credit Agreement, as applicable, to any amount due (whether in accordance with the original amortization schedule, as a result of acceleration or otherwise).

ARTICLE VIII THE AGENTS

                   Section 8.01     Reliance.  Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Bank Lender Party and shall not be responsible to any other Bank Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any other Bank Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                   Section 8.02     Citibank, Scotia and JPMC and Affiliates.  With respect to its Commitment (if any), the Advances made by it (if any), any Bank Obligations owed to it (if any) and the Bank Notes issued to it (if any), each of Citibank, Scotia and JPMC shall have the same rights and powers under the Financing Documents as any other Secured Party and may exercise the same as though it were not an Agent; and the term "Secured Party", "Secured Parties", "Bank Lender Party", "Bank Lender Parties" shall, unless otherwise expressly indicated, include Citibank, Scotia and JPMC in their respective individual, and agency capacities. Each of Citibank, Scotia and JPMC and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, the Parent, any Affiliate thereof, any of their respective Subsidiaries and any Person that may do business with or own securities of the Borrower, the Parent, any Affiliate thereof or any such Subsidiary, all as if Citibank, Scotia and JPMC were not an Agent, and without any duty to account therefor to the other Bank Lender Parties.

                   Section 8.03     Liability.  No Agent shall be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything it may do or refrain from doing, except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct.

                   Section 8.04     Compensation of Agents.  Each Agent shall be entitled to reasonable compensation as may be agreed from time to time between the Borrower and such Agent, for all services rendered under this Agreement and the other Financing Documents to which it is a party and such compensation, together with reimbursement of such Agent in its individual capacity (and its agency capacity) for its advances, disbursements and reasonable expenses in connection with the performance of the trust and activities provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts), shall be paid in full by the Borrower promptly following demand from such Agent, from time to time as services are rendered and expenses are incurred. All such payments made by the Borrower to any Agent, shall be made free and clear of all present and future income, stamp or other taxes, levies and withholdings imposed, assessed, levied or collected by the government of the United States of America or any political subdivision or taxing authority thereof. Except as otherwise expressly provided herein, no Bank Lender Party shall have any liability for any fees, expenses or disbursements of any Agent. Upon its resignation or removal, each Agent shall be entitled to the prompt payment by the Borrower of its compensation and indemnification for the services rendered under this Agreement and the other Financing Documents to which it is a party, and to reimbursement of all reasonable out-of-pocket expenses up to the date of resignation or removal (including the reasonable fees and expenses of counsel, if any) incurred in connection with the performance of such services. The agreements in this Section 8.04 shall survive any resignation or removal of any Agent and the termination of the other provisions of this Agreement.

                   Section 8.05     Exculpatory Provisions.  No Agent makes any representation as to the value or condition of the security interests created under the Collateral Documents or any part thereof, or as to the title of any Grantor or as to the rights and interests granted or the security afforded by this Agreement or any other Financing Document, or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document or the Bank Obligations secured under the Collateral Documents, and no Agent (in its individual and agency capacities) shall incur any liability or responsibility in respect of any such matters.

                   Section 8.06     Treatment of Lenders and Refinancing Issuing Bank.  Each of the Agents may treat the Lenders and the Refinancing Issuing Bank as the holders of Bank Obligations and as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless such Agent shall receive notice to the contrary from such Lender or the Refinancing Issuing Bank (in the case of the Representative Agent for such Lender or the Refinancing Issuing Bank) or the Representative Agent for such Lender or the Refinancing Issuing Bank (in the case of any other Agent).

                   Section 8.07     Miscellaneous.  (a)  Instructions. Each Representative Agent shall have the right at any time to seek instructions concerning the administration of its duties and obligations hereunder or any other Financing Documents from its Related Lenders or any court of competent jurisdiction. In the event there is any disagreement between the other parties to this Agreement and the terms of this Agreement or any other applicable Credit Agreement do not unambiguously mandate the action any Agent is to take or not to take in connection therewith under the circumstances then existing, or any Agent is in doubt as to what action it is required to take or not to take, (i) such Agent (if it is not a Representative Agent) shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Required Lenders or by order of a court of competent jurisdiction, and (ii) if such Agent is a Representative Agent (other than, in the case of the Refinancing Lender Agent, with respect to Section 7.01), it shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by its Related Lenders (in accordance with the applicable Credit Agreement) or, in each such case, by order of a court of competent jurisdiction.

                   (b)     No Obligation. None of the provisions of this Agreement or the other Financing Documents shall be construed to require any Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder. No Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Borrower, any other Loan Party or any Bank Lender Party, (i) if any action it has been requested or directed to take would be contrary to Applicable Law, or (ii) unless such Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

                   Section 8.08     Bank Lender Parties Action.  (a)  Representative Agent. For all purposes of this Agreement and the other Financing Documents, action by any Representative Agent in accordance with the terms of this Agreement and the applicable Credit Agreement shall constitute action by its Related Lenders (other than, in the case of the Refinancing Lender Agent, with respect to Section 7.01).

                   (b)     Delivery of Notices, Etc.  (i)  For all purposes of this Agreement and the other Financing Documents, each Representative Agent shall act as agent for its Related Lenders, in each case including for the following purposes: (A) to give or receive any notice, certificate, request, demand or other communication permitted or required to be given or received hereunder or thereunder to or from any Agent or any Grantor, (B) to vote the Bank Obligations outstanding under the applicable Credit Agreement (in the manner authorized or directed by the relevant requisite Related Lenders in accordance with such Credit Agreement) at any meeting of Lenders and Refinancing Issuing Bank hereunder and (C) otherwise to take any action required or permitted to be taken by its Related Lenders hereunder or thereunder. None of the Lenders or the Refinancing Issuing Bank shall by itself or in its own name be entitled to give or receive any notice, certificate, request, demand or other communication permitted or required to be given or received under this Agreement or any Financing Document to or by the Grantors or their respective Affiliates. To the extent that any of such parties shall be entitled to grant any consent or approval, or cast any vote whatsoever, all of such notices, certificates, requests, demands or other communications in respect of any such parties only shall be given or received (as the case may be), any such votes shall be cast and all of such actions shall be taken by its Representative Agent.

                   Section 8.09     Indemnity.  Each of the Lenders agrees to indemnify each of the Syndication Agent, the Documentation Agent and the Arrangers (in each case, to the extent not promptly reimbursed by the Borrower), ratably according to the respective amounts of the Senior Debt Obligations owed to such Lender from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Syndication Agent, the Documentation Agent or the relevant Arranger, as the case may be, in any way relating to or arising out of this Agreement or any other Financing Document (collectively, the "Indemnified Costs"); provided that no such Lender shall be liable for any portion of the Indemnified Costs found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of the Syndication Agent, the Documentation Agent or such Arranger, respectively. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.09 shall apply.

                   Section 8.10     Sharing of Payments.  If on any day any Lender or the Refinancing Issuing Bank (as the case may be) shall obtain any amount, whether (a) by way of voluntary or involuntary payment, (b) by virtue of an exercise of any right of set-off, banker's lien or counterclaim, (c) as proceeds of any insurance policy covering any properties or assets of the Borrower Group Members, (d) from proceeds of the liquidation or dissolution of the Borrower Group Members or distribution of their respective assets among their respective creditors (however such liquidation, dissolution or distribution may occur), (e) as payment of any of the Senior Debt Obligations, or (f) as consideration for the agreement of such Lender or the Refinancing Issuing Bank (as the case may be), or as part of any transaction or series of related transactions in which such Lender or the Refinancing Issuing Bank (as the case may be) shall have agreed, to waive or amend any provision of any Financing Documents to which it is a party, in excess of such Lender's or the Refinancing Issuing Bank's (as applicable) ratable share of payments due to all of the Bank Lender Parties on such day by the Borrower in accordance with the Financing Documents, such Lender or the Refinancing Issuing Bank (as the case may be) shall forthwith notify its Representative Agent thereof and shall promptly, and in any event within ten Business Days of its so obtaining the same, pay such amount or excess amount (less any reasonable costs and expenses incurred by such Lender or the Refinancing Issuing Bank (as the case may be) in obtaining or preserving such payment) to the Refinancing Lender Agent (through its Representative Agent, if such Lender is not a Refinancing Lender Party), to be distributed among the Lenders and the Refinancing Issuing Bank in accordance with the applicable provisions of the Financing Documents. If, after any payment is received by a Lender and paid over to the Refinancing Lender Agent pursuant to the first sentence of this Section 8.10, such payment is rescinded or must otherwise be restored by the Bank Lender Party that first obtained it, each other Bank Lender Party that obtained the benefit of such payment (whether pursuant to a distribution hereunder, or otherwise) shall return to such Bank Lender Party its portion of the payment so rescinded or required to be restored upon demand therefor, together with its pro rata portion of any interest or other amount paid or payable in connection with the rescission or the restoration of such payment by the Bank Lender Party that first obtained it.

ARTICLE IX MISCELLANEOUS

                   Section 9.01     Indemnity and Expenses.  (a)  Each of the Grantors agrees to indemnify and hold harmless each Bank Lender Party and each of its Affiliates (including the Arrangers) and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) or relating to (i) execution, amendment or administration of this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or Refinancing Letters of Credit, or (ii) the actual or alleged presence of Hazardous Materials requiring remediation or other response pursuant to Environmental Law on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.01(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                   (b)     The Borrower agrees to pay within 30 days (or earlier if, and to the extent, required under Article III) after the presentation of an invoice all reasonable third-party costs and expenses of (i) the Agents in connection with the administration of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby (but without duplication of such obligation under any other Financing Document) and (ii) the Agents and the Arrangers in connection with the preparation, negotiation, execution and delivery of this Agreement, the Bank Notes, the other Relevant Documents and the other documents to be delivered hereunder or thereunder, including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, audit expenses and, where appropriate, registration of all Relevant Documents and (B) the reasonable fees and expenses of the Market Consultant and counsel for the Agents. The Borrower further agrees to pay on demand all costs and expenses of each Bank Lender Party, if any (including reasonable counsel fees and expenses), in connection with (1) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Bank Notes, the other Relevant Documents and the other documents to be delivered hereunder or thereunder, including reasonable fees and expenses of counsel for each Bank Lender Party; (2) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of any Grantor, (3) the exercise or enforcement of any of the rights of any Bank Lender Party under any Financing Document; (4) the failure by such Grantor to perform or observe any of the provisions hereof; and (5) any amendments, modifications, waivers or consents required or requested under the Relevant Documents.

                   (c)     The Borrower shall reimburse each of the Market Consultant, the Independent Engineer (if any) and Insurance Consultant (if any) for the reasonable fees and documented expenses of such consultant retained on behalf of the Bank Lender Parties.

                   (d)     The indemnities provided by the Grantors pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Financing Documents, the resignation or removal of an Agent, and the provision of any subsequent or additional indemnity by any person.

                   Section 9.02     Amendments; No Waiver.  No amendment or waiver of any provision hereof, nor consent to any departure by any Grantor from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by, or on behalf of, the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided that (a) any amendment, waiver or consent with respect to a Unanimous Approval Matter shall only be effective if in writing and signed by all of the Lenders and the Refinancing Issuing Bank, (b) no amendment, waiver or consent shall, unless in writing and signed by (i) any Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under any Financing Document to which such Agent is a party, (ii) the Refinancing Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Refinancing Issuing Bank under any Financing Document to which the Refinancing Issuing Bank is a party, (c) with respect to any amendment, amendment and restatement, supplement, waiver or modification which would be advantageous or disadvantageous to Lenders under any one or more, but not all, of the Facilities (or which would result in Lenders under one or more, but not all, of the Facilities having rights and obligations, relative to the Lenders under the other Facilities, immediately after such amendment, amendment and restatement, supplement, waiver or modification, which are different from the rights and obligations of such Lenders, relative to the other Lenders, immediately prior thereto), and which is not in respect of any Unanimous Approval Matter, such amendment, amendment and restatement, supplement, waiver or modification shall not be effective unless the same shall be in writing and signed by, or on behalf of, the Required Refinancing Lenders (if the disadvantaged Lenders are the Refinancing Lenders), the Required New Money Lenders (if the disadvantaged Lenders are the New Money Lenders) and/or the Required Springdale Lenders (if the disadvantaged Lenders are the Springdale Lenders), as the case may be, (d) with respect to any amendment, supplement, waiver or modification of Section 5.01(bb), 5.01(u) and, to the extent applicable to the Springdale Assets, 5.02(a), such amendment, supplement, waiver or modification shall not be effective unless the same shall be in writing and signed by, or on behalf of, the Required Springdale Lenders and (e) with respect to any amendment, supplement, waiver or modification of Section 5.02(e)(ii)(A)(1)(I), such amendment, supplement, waiver or modification shall not be effective unless the same shall be in writing and signed by, or on behalf of, all Lenders. No failure on the part of any Bank Lender Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                   Section 9.03     Notices; Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or otherwise delivered, in the case of any Grantor or any Agent, addressed to it at its address specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied or otherwise delivered, be effective when deposited in the mails, telecopied or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

                   Section 9.04     Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                   Section 9.05     Benefits of Agreement.  Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.

                   Section 9.06     Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   Section 9.07     Remedies.  (a)  Other than as stated expressly herein, no remedy herein or in any other Financing Document conferred upon any Bank Lender Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

                   (b)     As between the Grantors and each Bank Lender Party, it is agreed that the amounts payable by the Borrower at any time under each Credit Agreement shall be a separate and independent debt and each Bank Lender Party shall be entitled to protect and enforce its rights arising out of this Agreement or the other Financing Documents and its right, pursuant to any Credit Agreement to which it is a party, to cancel or suspend its commitment to make Advances and to accelerate the maturity of amounts due under such Credit Agreement, as the case may be, and, except as aforesaid, it shall not be necessary for any other Bank Lender Party to consent to, or be joined as an additional party in, any proceedings for such purposes.

                   (c)     In case any Bank Lender Party shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Bank Lender Party, then and in every such case the Grantors and the Bank Lender Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement or any other Financing Document and thereafter all rights, remedies and powers of the Bank Lender Parties shall continue as though no such proceeding had been taken.

                   (d)     Without limiting the rights and remedies of any Bank Lender Party under this Agreement or any other Financing Document and notwithstanding anything to the contrary contained herein, except as otherwise expressly provided in this Agreement or any other Financing Document, upon the occurrence of a Limited Payment Default in respect of any amounts owing to a Bank Lender Party, such Bank Lender Party shall have all rights and remedies available to it under Applicable Law in respect of such Limited Payment Default. Without limiting the generality of the foregoing, upon the failure by any Grantor to pay when due (whether by acceleration or otherwise) to a Bank Lender Party an amount payable to such Bank Lender Party by such Grantor under this Agreement or any other Financing Document, such Bank Lender Party may commence and pursue legal proceedings (including a case against such Grantor under the Bankruptcy Code) to collect such unpaid amount, but any recourse by such Bank Lender Party to the Collateral shall be subject to the terms of this Agreement and the Security Agreement.

                   Section 9.08     Set-off.  In addition to any rights and remedies of the Bank Lender Parties provided by Applicable Law or otherwise, each Bank Lender Party shall have the right, upon the occurrence and during the continuance of any Event of Default, without prior presentment, demand, protest or notice to any Grantor, any such presentment, demand, protest or notice being expressly waived by each Grantor to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder or under any other Financing Document to which it is a party (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, other than the Pledged Accounts and the Controlled Accounts or any funds on deposit in, or credited to, any such Pledged Account or Controlled Account, or any other credits, indebtedness or claims, in any currency, other than the Pledged Accounts and the Controlled Accounts or any funds on deposit in, or credited to, any such Pledged Account or Controlled Account, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank Lender Party or any branch or agency thereof to or for the credit or the account of such Grantor. Each Bank Lender Party (other than the Collateral Agent, the Depository Bank and Intercreditor Agent) agrees promptly to notify the relevant Grantor and the Collateral Agent and Intercreditor Agent after any such set-off and application made by such Bank Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                   Section 9.09     Limitations.  (a)  The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

                   (b)     In no event shall any Indemnified Party be liable for, and each of the Grantors hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to the Bank Notes, this Agreement, the other Relevant Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the Refinancing Letters of Credit.

                   Section 9.10     Survival.  Notwithstanding anything in this Agreement to the contrary, Sections 8.04, 8.09, 8.10, 9.01, 9.10, 9.11, 9.12 and 9.13 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty, and no Bank Lender Party shall be deemed to have waived, by reason of making any Advance or issuance of any Refinancing Letter of Credit or making any payment pursuant thereto, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Refinancing Issuing Bank (as applicable) may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made or Refinancing Letter of Credit was issued (as the case may be).

Section 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                   Section 9.12     Jurisdiction, Etc.  (a)  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

                   (b)     Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   Section 9.13     Waiver of Jury Trial.  Each of the parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Financing Documents or the actions of any Grantor in the negotiation, administration, performance or enforcement thereof.

                   Section 9.14     Disclosure to Other Agents and AYE Lender Agent.  In connection with determining amounts payable by any AYE Borrower under the AYE Loan Documents or by the Borrower under the Financing Documents (including, by way of cash collateralization), each of the Grantors hereby consents to each Agent disclosing to the other Agents, the AYE/AESC Intercreditor Agent and the AYE Lender Agent any information relating to the Senior Debt Obligations and or to such Grantor or its Subsidiaries furnished to such Agent by or on behalf of such Grantor.

                   Section 9.15     Survival of Existing Indemnities.  Without prejudice to any agreement of the Borrower or any other Grantor hereunder or under any other Financing Document, the indemnification and expense reimbursement obligations of the Borrower contained in the Existing Lender Debt Documents and the Existing Springdale Documents shall survive the Refinancing Closing and the payment in full of principal, interest and all other amounts payable thereunder.

                   Section 9.16     Confidentiality.  (a)  The Borrower and each Bank Lender Party hereby agree that the Borrower and each Bank Lender Party (and each of their respective, and their respective Affiliates', directors, officers, employees, agents and advisors) is, and has been from the commencement of discussions with respect to the Transaction, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (within the meaning of Sections 6011 and 6111 of the Internal Revenue Code and the regulations promulgated thereunder) of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are or have been delivered to the Borrower or any Bank Lender Party related to such structure and tax aspects. In this regard, the Borrower and each Bank Lender Party acknowledge and agree that its disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower and the Bank Lender Parties acknowledge and agree that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Transaction by the Borrower or the Bank Lender Parties is limited by any existing agreement between the Borrower and any one or more of the Bank Lender Parties or the Arrangers, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Transaction as provided in this paragraph (a).

                   (b)     Subject to paragraph (a) of this Section 9.16, no Bank Lender Party may disclose to any Person any confidential, proprietary or non-public information of the Borrower (such information being referred to collectively herein as the "Borrower Information"), except that each of the Bank Lender Parties may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents, swap counterparties and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, including, in the case of any securitization or collateralization of, or other similar transaction relating to, its Commitments or Senior Debt Obligations by any Bank Lender Party, disclosure to any necessary Person in connection with such securitization, collateralization or other transaction (including any funding vehicle organized to undertake or effectuate such securitization, collateralization or other transaction, its lenders, sureties, reinsurers, swap counterparties, guarantors or credit liquidity enhancers, their respective directors, officers, and advisors, and any rating agency), (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.16 by such Bank Lender Party, or (B) is or becomes available to such Bank Lender Party on a nonconfidential basis from a source other than the Borrower and (viii) with the consent of the Borrower.

                   (c)     Subject to paragraph (a) of this Section 9.16, the Borrower may not disclose to any Person the amount or terms of any fees payable to any Arranger or any Bank Lender Party (such information being collectively referred to herein as the "Facility Information"), except that the Borrower may disclose the Facility Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors who have a need to know the Facility Information in connection with this Agreement and the transactions contemplated hereby or (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        COMPANY, LLC, as Borrower and as Grantor
Hagerstown, MD 21740-1766
Attn: Keith L. Warchol
Tel: 301-665-2714
Fax: 301-665-2751
email: kwarcho@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        CAPITAL, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: President

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        CAPITAL MIDWEST, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: President

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        CONEMAUGH, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDERR Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        DEVELOPMENT SERVICES, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                       GLEASON GENERATING FACILITY, LLC,
Hagerstown, MD 21740-1766                             as Grantor
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        LINCOLN GENERATING FACILITY, LLC,
Hagerstown, MD 21740-1766                              as Grantor
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        WHEATLAND GENERATING FACILITY,
Hagerstown, MD 21740-1766                              LLC, as Grantor
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ACADIA BAY ENERGY COMPANY,
10435 Downsville Pike                                       LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDEER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            BUCHANAN ENERGY COMPANY OF
10435 Downsville Pike                                       VIRGINIA, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ENERGY FINANCING COMPANY,
10435 Downsville Pike                                        LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: President

Address for Notices:                                            LAKE ACQUISITION COMPANY,
10435 Downsville Pike                                       LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY TRADING FINANCE
10435 Downsville Pike                                        COMPANY, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

Address for Notices:                                            ALLEGHENY ENERGY SUPPLY
10435 Downsville Pike                                        CONEMAUGH FUELS, LLC, as Grantor
Hagerstown, MD 21740-1766
Attn: Regis Binder
Tel: 301-665-2715
Fax: 301-665-2751
e-mail: rbinder@alleghenyenergy.com

By /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer

CITICORP USA, INC., as Refinancing Lender, as New Money Lender and as Springdale Lender By /s/ ROBERT J. HARRITY, JR. Name: Robert J. Harrity, Jr. Title:

BANK OF AMERICA, N.A., as Refinancing Lender, as New Money Lender and as Springdale Lender By /s/ JOHN F. REGISTER Name: John F. Register Title: Principal

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH OR GRAND CAYMAN BRANCH, as Refinancing Lender and as New Money Lender
By /s/ WILLIAM W. HUNTER Name: William W. Hunter Title: Director
By /s/ SHANNON BATCHMAN Name: Shannon Batchman Title: Director

Address for Notices:                               BANK ONE, NA,
1 Bank One Plaza                                    as Refinancing Lender, as New Money Lender and as
Mail Suite IL1-0363                                Refinancing Issuing Bank
Chicago, IL 06070-0363
Attn: Dawn Lawler
Tel:
Fax: 312-732-7455                                  By  /s/ HAL E. FUDGE
                                                                  Name:  Hal. E. Fudge
                                                                  Title:  First Vice President

with a copy to: 300 Riverside Plaza 7th Floor Mail Suite IL1-0236 Chicago, IL 06070-0236 Attn: George Cagadas Tel: Fax: 312-354-0203

WACHOVIA BANK, NATIONAL ASSOCIATION as Refinancing Lender and as New Money Lender
By /s/ JILL W. AKRE Name: Jill W. Akre Title: Director

UNION BANK OF CALIFORNIA, as Refinancing Lender and as New Money Lender
By /s/ KAREN ELLIOTT Name: Karen Elliott Title: Assistant Vice President

CREDIT LYONNAIS, NEW YORK BRANCH, as Refinancing Lender and as New Money Lender
By /s/ OLIVIER AUDERNARD Name: Olivier Audernard Title: Senior Vice President

CIBC INC., as Refinancing Lender and as New Money Lender
By /s/ CHARLES D. MULKEEN Name: Charles D. Mulkeen Title: Executive Director

NATIONAL CITY BANK OF PENNSYLVANIA, as Refinancing Lender and as New Money Lender
By /s/ SUSAN J. DIMMICK Name: Susan J. Dimmick Title: Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH, as Refinancing Lender and as New Money Lender
By /s/ PETER A. RYAN Name: Peter A. Ryan Title: Vice President
By /s/ S. WILLIAM FOX Name: S. William Fox Title: Director

ABN AMRO BANK N.V., as Refinancing Lender and as New Money Lender
By /s/ NEIL J. BIVONA Name: Neil J. Bivona Title: Group Vice President
By: /s/ PARKER H. DOUGLAS Name Parker H. Douglas Title: Group Vice President

FIRST COMMONWEALTH BANK, as Refinancing Lender and as New Money Lender
By /s/ PAUL J. ORIS Name: Paul J. Oris Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as New Money Lender and as Springdale Lender
By /s/ THOMAS A. MAJESKI Name: Thomas A. Majeski Title: Vice President

PNC COMMERCIAL, LLC, as New Money Lender and as Springdale Lender
By /s/ JAMES G. KLOCEK Name: James G. Klocek Title: Vice President

MELLON BANK, N.A., as New Money Lender and as Springdale Lender
By /s/ ALAN J. KOPOLOW Name: Alan J. Kopolow Title: First Vice President

SUNTRUST BANK, as New Money Lender and as Springdale Lender
By /s/ STEVEN J. NEWBY Name: Steven J. Newby Title: Director

BANK HAPOALIM B.M., as New Money Lender and as Springdale Lender
By /s/ JAMES P. SURLISS Name: James P. Surliss Title: Vice President
By /s/ LAURA ANNE RAFFA Name: Laura Anne Raffa Title: Senior Vice President Corporate Manage

AIG SUNAMERICA LIFE ASSURANCE COMPANY, as New Money Lender
By /s/ STEVEN S. OH Name: Steven S. Oh Title: Authorized Agent

FIRST SUNAMERICA LIFE INSURANCE COMPANY, as New Money Lender
By /s/ STEVEN S. OH Name: Steven S. Oh Title: Authorized Agent

SUNAMERICA LIFE INSURANCE COMPANY, as New Money Lender
By /s/ STEVEN S. OH Name: Steven S. Oh Title: Authorized Agent

GALAXY CLO 1999-1, LTD., as New Money Lender
By /s/ THOMAS G. BRANDT Name: Thomas G. Brandt Title: Managing Director

KZH SOLEIL LLC, as New Money Lender
By /s/ SUSAN LEE Name: Susan Lee Title: Authorized Agent

KZH RIVERSIDE LLC, as New Money Lender
By /s/ SUSAN LEE Name: Susan Lee Title: Authorized Agent

KZH SOLEIL-2 LLC, as New Money Lender
By SUSAN LEE Name: Susan Lee Title: Authorized Agent

Address for Notices:                                            CITIBANK, N.A.,
Two Penns Way - Suite 200                                as Refinancing Lender Agent and as New Money
Castle, DE 19720                                                 Lender Agent
Attn: Kimberly Eidam-Melendez
Tel: 302-894-6012
Fax: 212-944-0961
e-mail:
kimberly.a.eidammelendez@citigroup.com

By /s/ ROBERT J. HARRITY, JR. Name: Robert J. Harrity, Jr. Title:

Address for Notices:                                            THE BANK OF NOVA SCOTIA,
1 Liberty Plaza                                                     as Refinancing Lender, as New Money Lender,
New York, NY 10006                                          as Springdale Lender, as Springdale Lender
Attn: Juliet K. M. Eck                                          Agent and as Documentation Agent
Tel: 212-225-5484
Fax: 212-225-5480
e-mail: juliet_eck@scotiacapital.com

By /s/ JULIET K. M. ECK Name: Juliet K. M. Eck Title: Director

Address for Notices:                                       JPMORGAN CHASE BANK,
270 Park Avenue                                            as Refinancing Lender, as New Money Lender, and as
New York, NY 10017                                    Syndication Agent
Attn: Peter Ling
Tel: 212-270-4676
Fax: 212-270-3089
e-mail: peter.ling@jpmorgan.com

By /s/ WILLIAM A. AUSTIN Name: William A. Austin Title: Vice President
Appendix A

DEFINITIONS
In this Agreement and the Schedules and Exhibits hereto, the following terms shall have the following meanings:
"Acceleration Notice" has the meaning set forth in Section 7.01(c).
"Account Control Agreement" has the meaning set forth in the Security Agreement.
"Accounting Review Adjustment" means adjustments resulting from the Borrower's comprehensive review of accounting records, as disclosed in a press release issued by the Parent on November 4, 2002.
"Acquired Real Property" has the meaning specified in Section 5.01(t)(v).
"Action" has the meaning specified in Section 6.01(p).
"Additional Provisions" has the meaning set forth in the definition of "Federal Book Entry Regulations".

                   "Advance" means each of the loans made to the Borrower by (a) the Refinancing Lender Parties pursuant to the Refinancing Credit Agreement, (b) the New Money Lenders pursuant to the New Money Credit Agreement or (c) the Springdale Lenders pursuant to the Springdale Credit Agreement.

                   "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                   "Affiliate Energy Contracts" means, collectively, (a) the Power Sales Agreement between PEC and the Borrower dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; (b) the Power Sales Agreement between PEC and the Borrower for Virginia dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; (c) the Facilities Lease Agreement between PEC and the Borrower dated August 1, 2000, and the Service Agreement between PEC and the Borrower for West Virginia dated August 1, 2000; (d) the Power Sales Agreement between WPPC and the Borrower dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated August 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; and (e) the Power Sales Agreement between MPC and the Borrower dated June 1, 2001, as supplemented by the Memorandum of the Operating Committee dated August 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002.

"AGC" means Allegheny Generating Company, a Virginia corporation.

                   "Agents" means the Refinancing Lender Agent, the New Money Lender Agent, the Springdale Lender Agent, the Springdale Special Draw Agent, the Intercreditor Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent.

"Agreement" means this Common Terms Agreement.

                   "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Borrower in good faith equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by the Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement pursuant to the terms of such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Borrower Group Member was the sole "Affected Party", and (iii) the Borrower was the sole party determining such payment amount (with the Borrower making such determination pursuant to the provisions of the Master Agreement or the Hedge Agreement (whichever is applicable)); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master Agreements to the extent permitted by contract)) to the Borrower Group Member party to such Hedge Agreement, if any, determined by the Borrower in good faith based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master Agreements to the extent permitted by contract)) to the Borrower Group Member party to such Hedge Agreement, if any, as determined by the Borrower in good faith in accordance with the terms of such Hedge Agreement or, if such Hedge Agreement does not provide a methodology for such determination, the amount, if any, by which (i) the present value of the future cash flows to be paid by such Borrower Group Member exceeds (ii) the present value of the future cash flows to be received by such Borrower Group Member pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                   "Amended C Note Obligations" means all Obligations owing by the Borrower to the holders of the Amended C Notes under, and as defined in, the Security Agreement, under the Assumption Documents, the Refinancing Indenture and the Amended C Notes.

"Amended Notes" means the Amended A Notes and the Amended B Notes, each as defined in the Security Agreement.
"Amended Schedule" has the meaning specified in Section 3.04(k)(i).

                   "Applicable Law" means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to such Person, including all Environmental Laws.

                   "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Arrangers" means each of Salomon Smith Barney, Inc., J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc.

                   "Asset Sale" means any Sale of any Asset by any Borrower Group Member to a third party which is not a Borrower Group Member, other than any Sale of an Asset in accordance with Section 5.02(e)(ii)(B), (C), (D), (E), (F), (G) or (H) or (iii).

                   "Assets" means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any Person), wherever situated.

"Assigned Agreements" has the meaning set forth in the Security Agreement.
"Assumption Documents" has the meaning set forth in the Security Agreement.
"ATF" means Allegheny Trading Finance Company, a Delaware corporation.

                   "Authorized Signatory" means, with respect to any Agent or Grantor, the individual, or any of the individuals, authorized to sign any Financing Document, as well as any other agreements and give written instructions on behalf of such Agent or Loan Party with regard to any matters pertaining to any Financing Document to which such Agent or Loan Party is a party (as identified on an incumbency certificate submitted to the Collateral Agent, substantially in the form of Exhibit B, from time to time prior to the receipt of any instructions from such Authorized Person).

                   "Available Amount" of any Refinancing Letter of Credit or any AYE Letter of Credit means, at any time, the maximum amount available to be drawn under such Refinancing Letter of Credit or AYE Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

"AYE Borrowers" means the Parent, MPC and WPPC, in each case, in their respective capacities as borrowers under the AYE Loan Documents.
"AYE Credit Agreement" means the Credit Agreement dated as of the date hereof, among the AYE Borrowers as borrowers, the AYE Lenders, the AYE Issuing Bank and the AYE Lender Agent.
"AYE Issuing Bank" means the "AYE Issuing Bank" under, and as defined in, the AYE Credit Agreement.
"AYE Lender Agent" means Citibank, in its capacity as administrative agent for the AYE Lenders and the AYE Issuing Bank under the AYE Loan Documents.
"AYE Lenders" means the "AYE Lenders" under, and as defined in, the AYE Credit Agreement.
"AYE Letters of Credit" means letters of credit issued by the AYE Issuing Bank pursuant to the AYE Credit Agreement.

                   "AYE Loan Documents" means the AYE Credit Agreement, the Hagerstown Credit Agreement, the promissory notes issued by each AYE Borrower in connection therewith, the fee letters, if any, between one or more of the AYE Borrowers and one or more Arrangers or the AYE Lender Agent, in each case, relating to the AYE Credit Agreement or the Hagerstown Credit Agreement, all letter of credit documentation relating to AYE Letters of Credit and the Intercreditor Agreement.

"AYE/AESC Intercreditor Agent" means Citibank, not in its individual capacity but solely as intercreditor agent under the Intercreditor Agreement.
"Bank Lender Parties" means the Lenders, the Refinancing Issuing Bank, the Agents and the Depository Bank.

                   "Bank Note" means each promissory note of the Borrower payable to the order of a Lender, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

"Bank Obligations" means, collectively, the Refinancing Obligations, the Springdale Obligations and the New Money Obligations.
"Bank One" has the meaning specified in the preamble to this Agreement.
"Bath County Plant" means the 960MW electric generating plant partially owned by AGC located in Warm Springs, Virginia.
"Bond Debt" means all Debt under the Bond Instruments.

                   "Bond Instruments" means (a) the Existing Indentures, (b) the Indenture dated as of December 1, 1986 between AGC, as issuer, and U.S. Bank Trust, National Association (successor trustee to Morgan Guaranty Trust Company of New York), as trustee and (c) the Pollution Control Bond Indentures.

                   "Bond Lien Basket Debt" means all Debt which (a) is secured by Liens over Assets of the Borrower or its Subsidiaries and (b) has been or may be so secured without violating (i) an Existing Indenture in reliance upon the Bond Lien Basket Provisions or (ii) Applicable Law.

"Bond Lien Basket Provision" means Section 1008(ix) of each Existing Indenture.
"Borrower" has the meaning specified in the preamble to this Agreement.
"Borrower Group Members" means the Borrower and all of its Subsidiaries.
"Borrower Information" has the meaning set forth in Section 9.15(b).
"Buchanan Plant" means the 440MW gas-fired electric generation plant which is wholly owned by Buchanan Generation, LLC (a Virginia limited liability company) and located in Oakwood, Virginia.

                   "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances (as defined in any Credit Agreement), on which dealings are carried on in the London interbank market.

                   "Business Plan" means a business operating and financial plan, prepared by the Borrower and the Parent, respectively, and setting forth financial projections and pro forma balance sheets, income statements, cash flow statements and a cash receipts and cash disbursements statement on a monthly basis for the period commencing on January 1, 2003 until the date specified in clause (a) of the definition of "Final Maturity Date" with respect to the Borrower and its Subsidiaries and the Parent and its Subsidiaries, respectively; provided that the Business Plan delivered as of the Closing Date shall not set forth a cash receipts and disbursements statement.

"CapEx Budget" has the meaning set forth in Section 3.01(q).

                   "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (whether financed by cash or by Debt (including Obligations under Capitalized Leases) assumed or incurred to fund, directly or indirectly, such expenditures) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
"Cash Collateral Account (Refinancing Lenders)" has the meaning set forth in the Security Agreement.
"Cash Equivalents" has the meaning set forth in the Security Agreement
"Casualty Event" has the meaning set forth in the Security Agreement.
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                   "Change of Control" means the occurrence of any of the following: (a) the Parent shall cease to own 100% of all issued and outstanding Equity Interests in the Borrower (other than the ML Interests); (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of the Parent; (c) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent (the "Original Directors") shall cease for any reason to constitute a majority of the board of directors of the Parent (unless replaced by individuals nominated or proposed by the Original Directors); or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

"Citibank" has the meaning specified in the preamble to this Agreement.
"Closing Date" means the date on which all conditions precedent in Section 3.01 have been satisfied (or waived as provided therein).

                   "Collateral" means all Assets of the Loan Parties that are or are intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties under any Collateral Document.

                   "Collateral Agent" means Citibank, N.A., not in its individual capacity except as otherwise expressly provided in any Financing Document, but solely as collateral agent on behalf of the Secured Parties.

                   "Collateral Documents" means the Security Agreement, the Mortgages, the Consents, the Springdale Consents and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties (including each mortgage executed pursuant to Section 2.01 of the Security Agreement), or that acknowledges the creation of such a Lien.

                   "Commitment" means, with respect to (a) any Lender, the aggregate principal amount that such Lender is committed to lend to the Borrower under the relevant Credit Agreement to which such Lender is a party, as such commitment may be reduced from time to time pursuant to such Credit Agreement and (b) the Refinancing Issuing Bank, the aggregate Available Amount of all Refinancing Letters of Credit that the Refinancing Issuing Bank is committed to issue or assume for the account of the Borrower under the Refinancing Credit Agreement, as such commitment may be reduced from time to time pursuant to such Credit Agreement.

                   "Consents" means each of the consent and agreements from each Regulated Subsidiary with respect to the Material Contracts to which such Regulated Subsidiary is a party, in each case, in the form or substantially in the applicable form attached hereto as Exhibit A-1 or A-2, as applicable, or such other form as may be mutually acceptable to the Representative Agents, the Collateral Agent and the Borrower.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.
"Consolidated Total Liabilities" means Consolidated total liabilities, determined in accordance with GAAP, minus minority interest.
"Consolidated Total Tangible Assets" means Consolidated total assets, determined in accordance with GAAP, minus goodwill.

                   "Constituent Documents" means, with respect to any Person, (a) the articles or certificate of incorporation or other similar organizational document of such Person, (b) the by-laws or other similar document of such Person, (c) any certificate of designation or instrument relating to the rights of holders (including preferred shareholders) of Equity Interests in such Person and (d) any shareholder rights agreement or other similar agreement.

                   "Contest" means, with respect to the payment of Taxes or any other claims or liabilities by any Person, to contest the validity or amount thereof in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with Applicable Law; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security in accordance with Applicable Law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by, GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees nor any Secured Party or its respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) no Lien relating to such contest attaches to any Assets of such Person and becomes enforceable against other creditors of such Person.

                   "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Controlled Account" has the meaning set forth in the Security Agreement.
"Credit Agreements" means the Refinancing Credit Agreement, the New Money Credit Agreement and the Springdale Credit Agreement.

                   "Current Liabilities" of any Person means all liabilities or items of such Person that would, in accordance with GAAP, be classified as current liabilities of a company conducting a business the same as or similar to that of such Person.

"Deadlock Notice" has the meaning set forth in Section 7.01(c).

                   "Debt" of any Person (the "obligor") means, without duplication, (a) all obligations of such Person for or in respect of moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), and any other form of financing which is recognized in accordance with GAAP in the obligor's financial statements as being in the nature of a borrowing or is treated as "off-balance" sheet financing (including all amounts financed under any Synthetic Lease or other synthetic financing transaction)); (b) all Obligations of the obligor evidenced by notes, bonds, debentures or other similar instruments other than any such instruments issued in connection with accounts payable excluded pursuant to the parenthetical in clause (c) below; (c) all Obligations of the obligor for the deferred purchase price of property or services (other than accounts payable within 90 days of being incurred arising in the ordinary course of such Person's business and not more than 90 days past due and not subject to a Contest); (d) all obligations of the obligor created or arising under any Finance Leases with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Obligations of the obligor as lessee under Capitalized Leases; (f) all obligations, contingent or otherwise, of the obligor under acceptance, letter of credit or similar facilities other than as issued (i) in connection with Obligations excluded pursuant to clause (b) above or the parenthetical in clause (c) above; or (ii) as credit support for leases which are not Capitalized Leases or Finance Leases; (g) all Obligations of the obligor created or arising under any conditional sale or other title retention agreement with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (h) all Obligations of the obligor to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the obligor or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all Obligations of the obligor in respect of Hedge Agreements; (j) all Contingent Obligations of the obligor with respect to Debt; and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the obligor, even though the obligor has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                   "Debt/Equity Issuance" means any sale or issuance of Equity Interests by the Parent or any of its Subsidiaries in the Parent or such Subsidiary, respectively, or any incurrence or issuance of Debt for Borrowed Money by the Parent or any of its Subsidiaries, other than (a) Debt under the AYE Loan Documents, (b) Debt under the Financing Documents, (c) Permitted Regulated Subsidiary Debt, (d) Debt owed to Affiliates to the extent such Debt is permitted pursuant to Section 5.02(b)(vii) or (xi) of this Agreement, (e) reimbursement obligations for amounts paid on behalf of the Parent or any of its Subsidiaries in accordance with applicable requirements under the Public Utility Holding Company Act of 1935 with respect to the provision of goods or services to the Parent and one or more Subsidiaries of the Parent or to two or more Subsidiaries of the Parent, (f) Debt under the BB&T Loan Documents (as defined in the AYE Credit Agreement), (g) Debt under Capitalized Leases and purchase money obligations permitted by Section 5.02(b)(x) or the AYE Credit Agreement, (h) Debt incurred by the Parent or any of its Subsidiaries (other than an AESC Company) pursuant to financial arrangements among the Parent and certain of its Subsidiaries with respect to inter-company loans pursuant to the authorization and restrictions of the Securities and Exchange Commission and (i) Equity Interests issued after the date hereof by any Subsidiary of the Parent which is made pro rata to holders of Equity Interests in such Subsidiary as of the Closing Date or, in the case of the Borrower only, issued solely to the Parent.

                   "Debt for Borrowed Money" means Debt of the types specified in (a) clauses (a), (b), (d) and (e) of the definition of Debt and (b) to the extent relating to Debt of the types specified in one or more of clauses (a), (b), (d) and (e) of the definition of Debt, clauses (j) and (k) thereof.

                   "Decision Period" means, with respect to any decision to be made for purposes of Section 7.01, the period commencing on the date of the notice delivered by the Refinancing Lender Agent pursuant to Section 7.01(c) related thereto and ending ten Business Days after the date of such notice; provided that if any of the Lenders shall require any extension of time to make any such decision, such Person may, upon written notice to the Refinancing Lender Agent (in the case of any Springdale Lender or New Money Lender, given through its Representative Agent) within the Decision Period specified in the notice of the Refinancing Lender Agent delivered thereunder, extend such Decision Period for such Person for an additional period of time as specified in such notice; provided further that any such extension shall not exceed ten Business Days beyond the final date of the original Decision Period.

"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
"Depository Bank" has the meaning specified in the Security Agreement.
"Disclosed Litigation" has the meaning specified in Section 3.01(j).
"Documentation Agent" has the meaning specified in the preamble to this Agreement.
"Dollars" and "$" mean the lawful currency of the United States of America.

                   "DWR Contract" means, collectively, (a) the Master Power Purchase and Sale Agreement made as of March 23, 2001 between ATF (as assignee of the Borrower), as Party A thereunder, and California Department of Water Resources, as Party B and (b) the Master Power Purchase and Sale Agreement made as of April 20, 2001 between ATF (as assignee of the Borrower), as Party A thereunder, and California Department of Water Resources, as Party B.

                   "EBITDA" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period, plus (a) to the extent deducted in determining such net income (or loss) for such period, the sum of the following: (i) minority interest (ii) Interest Expense, (iii) income tax expense (or any provision therefor), (iv) depreciation expense, (v) amortization expense, (vi) unrealized losses on Hedge Agreements and commodity contracts, and (vii) any nonrecurring charges including, but not limited to, impairment charges, extraordinary losses, adjustments for changes in accounting principles, losses from sales of assets and terminations of related Hedge Agreements and commodity contracts, charges related to generating plant cancellations, special employee termination benefits and employee benefit plan curtailments as defined in GAAP and changes in fair value of Hedge Agreements and other commodity contracts due to changes in valuation techniques and assumptions to the extent such nonrecurring charges do not involve any cash expenditure during such period, minus (b) unrealized gains on Hedge Agreements and commodity contracts, and (c) to the extent not deducted in determining such net income (or loss) for such period any cash expenditure during such period in connection with which a nonrecurring charge was taken and added back to "EBITDA" pursuant to clause (a) above in any prior period; provided that amounts related to the Borrower's special employee termination benefits and employee benefit plan curtailment as defined by GAAP and amounts related to adjustments for changes in accounting principles shall not be included in this clause (c).

                   "Eligible Assignee" means (a) with respect to any Lender, (i) any other Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the OECD; and (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (viii) any other Person approved by the Representative Agent for such Lender and the Refinancing Issuing Bank (if such Lender is a Refinancing Lender), such approval not to be unreasonably withheld or delayed and (b) with respect to the Refinancing Issuing Bank, a Person that is an Eligible Assignee under subclause (iii) or (v) (so long as such bank is acting through a branch or agency located in the United States) of clause (a) of this definition and is approved by the Refinancing Lender Agent, such approval not to be unreasonably withheld or delayed; provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

"Enforcement Action" has the meaning specified in the Security Agreement.
"Enforcement Proceeds Account" has the meaning specified in the Security Agreement.

                   "Environmental Action" means any action, suit, demand letter, claim by any Governmental Authority, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Material or arising from alleged injury or threat to health and safety or the environment relating to any Environmental Law, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                   "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to Hazardous Materials or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                   "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, non-Debt securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, True Equity Interests or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                   "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Borrower Group Member, or under common control within the meaning of Section 414 of the Internal Revenue Code, with any Borrower Group Member.

                   "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver in accordance with Section 412(d) of the Internal Revenue Code with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower Group Member or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower Group Member or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

"Events of Default" has the meaning specified in Section 6.01.

                   "Existing A Notes" means the 8.13% Notes due November 15, 2007 issued by Allegheny Energy Supply Statutory Trust 2001 pursuant to the Indenture dated November 28, 2001 made by Allegheny Energy Supply Statutory Trust 2001 in favor of Bank One Trust Company, N.A., as indenture trustee.

"Existing Debt" means all Debt, as of the date hereof, of the Borrower and its Subsidiaries.
"Existing Hedge Agreements" means those Hedge Agreements listed on Part G of Schedule I.

                   "Existing Indentures" means (a) the Indenture dated March 15, 2001 between the Borrower, as issuer, and Bank One Trust Company, N.A., as trustee and (b) the Indenture dated as of April 8, 2002 between the Borrower, as issuer, and Bank One Trust Company, N.A., as trustee.

"Existing Lender Debt" has the meaning specified in Preliminary Statement (1) of this Agreement.
"Existing Lender Debt Documents" has the meaning specified in Preliminary Statement (1) of this Agreement.
"Existing Lenders" has the meaning specified in Preliminary Statement (1) of this Agreement.
"Existing Letters of Credit" has the meaning specified in Preliminary Statement (2) of this Agreement.
"Existing Springdale Debt" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Documents" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Debt Documents" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Equity Documents" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Equity Participations" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Lease Participations" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Existing Springdale Lenders" has the meaning specified in Preliminary Statement (3) of this Agreement.

                   "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (including any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Financing Documents, so long as such application is made within twelve months after the occurrence of such damage or loss or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

"Facility Only Acceleration Notice" has the meaning specified in Section 6.02(b).
"Facilities" means, collectively, the New Money Facility, the Refinancing Facility and the Springdale Facility; each, individually, a "Facility".
"Facility Information" has the meaning set forth in Section 9.15(c).

                   "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

"Fee Letters" means, collectively, (a) each fee letter, if any, between the Borrower and an Agent and (b) each fee letter, if any, among the Borrower, the Parent and one or more Arrangers.
"Final Maturity Date" means the earlier of (a) April 18, 2005 and (b) the date of acceleration of all outstanding Advances and termination in whole of the Commitments pursuant to Article VI.

                   "Finance Lease" means, for any Person, any lease, any hire purchase, conditional sale or other form of title retention agreement which is recognized, in accordance with GAAP, in such Person's financial statements as being in the nature of a borrowing.

"Financial Advisor" means Lazard, LLC or any other financial institution appointed by the Borrower as financial advisor to the Borrower which is acceptable to the Required Lenders.

                   "Financing Documents" means the Credit Agreements, the Bank Notes, the Collateral Documents, the Fee Letters, the Letter of Credit Agreements (as defined in the Refinancing Credit Agreement), the Account Control Agreements and the Intercreditor Agreement.

"Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.
"FTI" means FTI Consulting, Inc. or any successor consultant appointed by legal counsel to the New Money Lender Agent and reasonably acceptable to the Borrower.
"Funds Flow Memorandum" has the meaning specified in Section 3.01(l).
"GAAP" has the meaning set forth in Section 1.02(c).
"Governmental Approvals" has the meaning specified in Section 4.01(d).

                   "Governmental Authority" means any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

"Grantors" has the meaning specified in the preamble to this Agreement.

                   "Group Assets" means all Assets of the Loan Parties other than (a) the Springdale Assets, (b) the Assets of AGC, (c) the Assets of Buchanan Generation, LLC (a Delaware limited liability company), (d) Equity Interests in, and Assets of, each of NYC Energy LLC and Mon Synfuel, LLC (each, a Delaware limited liability company) and (e) Assets of Conemaugh Fuels LLC (a Delaware limited liability company).

"Hagerstown" means Hagerstown Trust Company, a national banking association.

                   "Hagerstown Credit Agreement" means the Credit Agreement dated as of the date hereof, among the AYE Borrowers, as borrowers, and Hagerstown, as lender, as in effect on the date hereof and as amended, amended and restated, supplemented or otherwise modified in accordance with the AYE Credit Agreement.

                   "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                   "Hedge Agreements" means all agreements relating to rate swaps, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross currency rate swap transactions, currency options or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (excluding in each case (a) the Affiliate Energy Contracts, (b) the DWR Contract, (c) commodity purchase contracts for commodities used in the operation and maintenance of physical Assets of the Borrower or any of its Subsidiaries, (d) agreements for the sale of capacity, energy or ancillary services in an aggregate amount the delivery of which may be satisfied using the installed capacity (including projected additions thereto) of all power plants of the Borrower and its Subsidiaries, in each case, in the ordinary course of business and entered into in accordance with the Business Plan and (e) agreements for the purchase of capacity, energy and ancillary services, in each case to the extent necessary to satisfy corresponding obligations under any provider of last resort contract which relates to an Asset disposed of pursuant to an Asset Sale permitted under Section 5.02(e) if (i) such agreement is for a term ending no earlier than six months after the date specified in clause (a) of the definition of "Final Maturity Date" and (ii) payments under such agreement (or all such agreements, if more than one such agreement is entered into to satisfy corresponding obligations under any provider of last resort contract) do not, at any time, exceed payments then due under such provider of last resort contract).

"Indemnified Costs" has the meaning set forth in Section 8.09.
"Indemnified Party" has the meaning set forth in Section 9.01(a).
"Indenture Trustee" means Law Debenture Trust Company of New York.
"Independent Engineer" has the meaning set forth in the Security Agreement.
"Information Memorandum" means the information memorandum dated December, 2002 used by the Arrangers in connection with the syndication of the Facilities.
"Initial Controlled Accounts" means all those bank and securities accounts of the Borrower and the other Grantors set forth in Part A of Schedule 4.01(z).

                   "Initial Pledged Equity" means, with respect to any Grantor, the Equity Interests set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II to the Security Agreement and issued by the Persons named therein.

                   "Insolvency Proceeding," with respect to any Person, means (a) any proceeding shall be instituted against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property); or (b) commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any Applicable Law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Person, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

"Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
"Insurance Consultant" has the meaning set forth in the Security Agreement.
"Insurance Proceeds Account" has the meaning set forth in the Security Agreement.
"Intercreditor Agent" has the meaning specified in the Security Agreement.

                   "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Representative Agents, the Indenture Trustee, the AYE Lender Agent, the AYE/AESC Intercreditor Agent, the Borrower and the Parent.

"Interest Coverage Ratio" means, at any date of determination with respect to any period, the ratio of (a) EBITDA to (b) the aggregate amount of Interest Expenses during such period.
"Interest Expense" means interest charges (excluding capitalized interest), incurred or accrued by the Borrower and its Subsidiaries, solely to the extent paid or payable in cash.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                   "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "Debt" in respect of such Person.

"JPMC" has the meaning specified in the preamble to this Agreement.
"Lenders" means the Refinancing Lenders, the New Money Lenders and the Springdale Lenders; each, individually, a "Lender".

                   "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Limited Payment Default" means the occurrence of an Event of Default under Section 6.01(a) with respect to one or two, but not all three, Facilities.
"Loan Parties" means the Borrower and the other Grantors.

                   "Mandatory Capital Expenditures" means Capital Expenditures required to be made by or under any Applicable Law which becomes effective after the date hereof or that is necessary with respect to mandatory service obligations of a Borrower Group Member or safety and reliability of any Asset of a Borrower Group Member and, in each case, which is not a Scheduled Capital Expenditure.

"Margin Stock" has the meaning specified in Regulation U.
"Market Consultant" means PA Consulting Group, Inc. or any successor consultant appointed by the New Money Lender Agent and reasonably acceptable to the Borrower.

                   "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower or (ii) the Borrower Group Members, taken as a whole, (b) the rights and remedies of any Secured Party under any Financing Document or (c) the ability of any Loan Party to perform its Obligations under any Relevant Document to which it is or is to be a party.

"Material Contracts" means (a) the DWR Contract, (b) the Affiliate Energy Contracts, (c) the Operating Agreements and (d) the Tax Allocation Agreement.
"Material Governmental Approvals" means those Governmental Approvals listed in Part A of Schedule 4.01(d).
"Material Properties" means those properties listed on Schedule 4.01(r) as "Material Properties".
"ML Interests" means the up to 2% of all issued and outstanding Equity Interests in the Borrower which are owned by ML IBK Positions, Inc, a Delaware corporation.
"Mortgage Policies" means the title insurance policies insuring the Mortgages delivered pursuant to Sections 3.02, 3.03, 3.04 and 5.01(t).

                   "Mortgages" means the New Money Mortgages, the Refinancing Mortgages, the Springdale Mortgages (Springdale Lenders), the Second New Money Mortgages and all mortgages executed pursuant to Section 5.01(t)(vi) with respect to Acquired Real Property.

"Mortgage/Loan Inspection Surveys" means boundary surveys confirming the location of the facilities which are being secured pursuant to the Mortgages.
"Mountaineer Gas" means Mountaineer Gas Company, a West Virginia corporation.
"MPC" means Monongahela Power Company, a corporation incorporated under the laws of the State of Ohio.

                   "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower Group Member or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                   "Multiple Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Group Member or any ERISA Affiliate and at least one Person other than the Borrower Group Members and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Group Member or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                   "Net Cash Proceeds" means, with respect to any Asset Sale or Debt/Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) the following (to the extent directly and primarily relating to such transaction): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal, consultant and advisor fees, finder's fees and other similar fees and commissions, (b) the amount of taxes (or amounts owing pursuant to the Tax Allocation Agreement) payable in connection with or as a result of such transaction and (c) in the case of any Asset Sale (other than any Sale of the DWR Contract), (i) the amount of any Debt (including Debt under the Pollution Control Bonds) secured by a prior Lien on the Asset which is the subject of such Sale that is repaid, redeemed or defeased upon such disposition as required pursuant to the terms of (A) the agreement or instrument governing such Debt or (B) any undertaking or agreement of the Borrower made on or prior to the Closing Date in favor of the issuer of any guaranty, surety bond or insurance policy issued for the benefit of the holders of such Debt, including, each of the consents, dated February 21, 2003, entered into among (1) the Borrower, PEC and MBIA Insurance Corporation and (2) the Borrower, WPPC and MBIA Insurance Corporation and (ii) the costs associated (in the Borrower's best estimate) with terminating all Hedge Agreements, if any, entered into in connection with such Asset, which Hedge Agreements are not being sold as part of such Asset Sale, but only to the extent that the amounts so deducted are, at the time or within a reasonable time (not to exceed ten days) of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the Asset that is the subject thereof; provided that, in the case of taxes or termination costs that are deductible under clause (b) or (c)(ii) above but for the fact that, at the time of receipt of such cash, such amounts have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Person's reasonable estimate of such amounts, other than taxes for which such Person is indemnified; provided further that, at the time such amounts are paid, an amount equal to the amount, if any, by which the Reserved Amount for such amounts exceeds the amount of such amounts actually paid shall constitute "Net Cash Proceeds" of the type for which such amounts were reserved for all purposes hereunder.

"New Money Closing" means the time at which all conditions precedent in Section 3.02 have been satisfied (or waived as provided in Section 3.04(b)).
"New Money Credit Agreement" means the Credit Agreement dated as of the date hereof, among the Borrower, as borrower, the New Money Lenders and the New Money Lender Agent.
"New Money Facility" means the $470,000,000 secured loan facility made, or to be made, available to the Borrower pursuant to the New Money Credit Agreement and the other Financing Documents.

                   "New Money Lender" means each of the banks, financial institutions and other lenders that is listed on the signature pages hereto as a "New Money Lender" and each other Person that may become a "New Money Lender" party to the New Money Credit Agreement pursuant to the terms hereof and thereof from time to time, in either case so long as such Person continues to be a party to the New Money Credit Agreement.

"New Money Lender Agent" has the meaning specified in the preamble to this Agreement.
"New Money Liens" means all Liens created or purported to be created on the Springdale Assets and the Group Assets, securing the New Money Obligations owing from time to time.
"New Money Maturity Date" means the earlier of September 30, 2004 and the date of acceleration of all outstanding Advances and termination in whole of the Commitments pursuant to Article VI.

                   "New Money Mortgages" means the mortgages (in the form or in substantially the form attached hereto as Exhibit D-1 or D-2, as applicable, with such changes as may be required to account for local law matters and otherwise in form and substance satisfactory to the Representative Agents) executed pursuant to Section 3.02 securing the Advances to be made under the New Money Credit Agreement on the New Money Closing.

                   "New Money Obligations" means all Obligations owing by the Loan Parties to the New Money Lenders and their agents (including the New Money Lender Agent, the Collateral Agent and the Intercreditor Agent) under the Financing Documents.

"New Real Property" has the meaning specified in Section 3.01(k)(i).

                   "Non-UCC Property" means all personal property the creation, granting or perfection of a Lien upon or in which is governed by Applicable Law other than the UCC and Applicable Law under, or relating to, the UCC.

                   "Noteholder Liens" means all Liens created or purported to be created on the Springdale Assets and the Group Assets, securing Obligations (or any portion thereof) owing from time to time under the Amended Notes and the Refinancing Indenture with respect thereto (excluding, for the avoidance of doubt, the Amended C Note Obligations), in each case, in accordance with Sections 2.01 and 2.02 of the Security Agreement.

                   "Noteholder Obligations" means all Obligations owing by the Loan Parties to the Noteholders and their agents (including the Indenture Trustee, the Collateral Agent and the Intercreditor Agent) under the Assumption Documents, the Refinancing Indenture and the Amended Notes.

"Noteholders" means the holders of the Amended A Notes and the Amended B Notes (each as defined in the Security Agreement).
"Notice of Bank Facility Default" has the meaning specified in Section 7.01(c).
"NPL" means the National Priorities List under CERCLA.

                   "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Financing Documents include (a) the obligation to pay principal, interest, Refinancing Letter of Credit commissions, charges, expenses, fees, attorneys' and consultants' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Financing Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

"OECD" means the Organization for Economic Cooperation and Development.
"Officer's Certificate" means, with respect to any Person, a certificate signed by a Responsible Officer of such Person.
"Operating Account Bank" means each bank or financial institution with whom an Operating Account is maintained.
"Operating Accounts" means all those bank and securities accounts of the Borrower and the other Grantors set forth in Part B of Schedule 4.01(z).
"Operating Agreements" means the agreements listed in Schedule VIII to the Security Agreement.

                   "Other Perfection Requirements" means (a) the giving of notice to any Person (other than an Affiliate of the Borrower or an Operating Account Bank) of the Liens created by the Grantors under the Collateral Documents and (b) any recording, notice, filing, registration, instrument or act required to be undertaken, made or executed in order to grant or perfect any Lien over Non-UCC Property.

                   "OVEC Agreement" means the Inter-Company Power Agreement, dated as of July 10, 1953, among the Borrower, Ohio Valley Electric Corporation, Appalachian Power Company, The Cincinnati Gas & Electric Company, Columbus Southern Power Company, The Dayton Power and Light Company, Indiana Michigan Power Company, Kentucky Utilities Company, Louisville Gas and Electric Company, Monongahela Power Company, Ohio Edison Company, Ohio Power Company, Pennsylvania Power Company, Southern Indiana Gas and Electric Company and The Toledo Edison Company, as amended, modified or supplemented from time to time.

"OVEC Interest" means the rights and interests of the Borrower in, to and under the OVEC Agreement.
"Parent" means Allegheny Energy, Inc., a Maryland corporation.

                   "Partial Sale" means (a) any Sale by a Loan Party of some, but not all, of its ownership interest in any electric generating plant which is wholly or partially owned by such Loan Party or (b) any Sale by a Loan Party of some, but not all, of its Equity Interests in any Person which directly or indirectly wholly or partially owns any electric generating plant.

"PBGC" means the Pension Benefit Guaranty Corporation (or any successor).
"PCB Liens" means Liens existing on the date hereof securing Pollution Control Bonds.
"PEC" means The Potomac Edison Company, a corporation incorporated under the laws of the State of Maryland and of the State of Virginia.

                   "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(d); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, except for such materialmen's, mechanics', carriers', workmen's and repairmen's Liens which are senior to the priority of any Mortgage; (c) Liens or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) surety and appeal bonds, bid bonds and performance and return of money bonds; (e) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (f) PCB Liens; (g) Liens relating to claims or liabilities against any Borrower Group Member, the validity or amount of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with Applicable Law; provided that the following conditions are satisfied: (i) such Borrower Group Member has posted a bond or other security in accordance with Applicable Law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by, GAAP; (ii) during the period of such contest, the enforcement of any contested item is effectively stayed; (iii) neither such Borrower Group Member nor any of its officers, directors or employees nor any Bank Lender Party, Noteholder or Secured Party nor any of their respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (iv) the aggregate market value of all Assets at any time subject to Liens under this clause (g) shall not exceed $5,000,000; (h) set-off rights with respect to the Operating Accounts and pursuant to contracts entered into in the ordinary course of business on reasonable market terms and in accordance with the Financing Documents; and (i) Liens against which a deposit has been made with the title insurance company in connection with the issuance of a Mortgage Policy in form and substance acceptable to the Representative Agents.

                   "Permitted Regulated Subsidiary Debt" means any Debt incurred by a Regulated Subsidiary or Mountaineer Gas after the date hereof which (a) matures no earlier than the date occurring six months after the date specified in clause (a) of the definition of "Final Maturity Date" and does not require any amortization or mandatory prepayment prior to such date and (b) the proceeds of which are (i) used by such Regulated Subsidiary or Mountaineer Gas (as applicable) upon receipt thereof to refinance Debt of such Regulated Subsidiary or Mountaineer Gas (as applicable) in existence on the Closing Date in accordance with the AYE Loan Documents as in effect on the date hereof, or (ii) used upon, or reserved by such Regulated Subsidiary or Mountaineer Gas (as applicable) to be used within twelve months after, receipt by such Regulated Subsidiary or Mountaineer Gas (as applicable) thereof to fund Capital Expenditures of such Regulated Subsidiary or Mountaineer Gas (as applicable) which are (A) included in the CapEx Budget or (B) mandated or required by Applicable Law or necessary with respect to the mandatory service obligations of such Regulated Subsidiary or Mountaineer Gas (as applicable) or with respect to safety and reliability, in the case of clause (ii)(B), up to an aggregate principal amount of $50,000,000 in any calendar year.

                   "Person" means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Plan" means a Single-Employer Plan or a Multiple Employer Plan.
"Pledged Account Bank" has the meaning set forth in the Security Agreement.
"Pledged Accounts" has the meaning set forth in the Security Agreement.
"Pledged Debt" has the meaning set forth in the Security Agreement.
"Pledged Equity" has the meaning set forth in the Security Agreement.
"Pollution Control Bonds" means all notes, bonds and other instruments evidencing Debt issued pursuant to the Pollution Control Bond Indentures.

                   "Pollution Control Bond Indentures" means (a) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (West Penn Power Company Harrison Station Project), (b) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Pleasants Station Project), (c) the Trust Indenture dated as of December 1, 1980 between Washington County Industrial Development Authority and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Mitchell Station Project), (d) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Fort Martin Station Project), (e) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Hatfield's Ferry Project), (f) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (The Potomac Edison Company Harrison Station Project), (g) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Pleasants Station Project), (h) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Fort Martin Station Project), (i) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Hatfield's Ferry Project), (j) the Trust Indenture dated as of December 15, 1975 between the County Commission of Pleasants County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, securing Pollution Control Revenue Bonds (Monongahela Power Company Project), (k) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Hatfield's Ferry Project), (l) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Pleasants Station Project), (m) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Fort Martin Station Project), (n) Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (Monongahela Power Company Harrison Station Project), (o) Trust Indenture dated as of December 15, 1975 between the County Commission of Marion County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, securing Pollution Control Revenue Bonds (Monongahela Power Company Project) and (p) Trust Indenture dated as of December 15, 1975 between the County Commission of Preston County, West Virginia and JP Morgan Chase Trust Company, N.A. (formerly Chase Manhattan Trust Company, N.A., successor trustee to Mellon Bank, N.A.), as Trustee, securing Pollution Control Revenue Bonds (Monongahela Power Company Project).

                   "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                   "Prepayment Amount (AYE Lenders)" means, as of any date, with respect to any Debt/Equity Issuance by the Borrower or any of its Subsidiaries, an amount equal to (a) the Net Cash Proceeds of such Debt/Equity Issuance, multiplied by (b) the Proportionate Share (AYE Debt); provided that, notwithstanding the foregoing, if the Refinancing Obligations, the Springdale Obligations and the Noteholder Obligations are fully secured by the Group Assets and the Springdale Assets pursuant to the Collateral Documents, the Prepayment Amount (AYE Lenders) with respect to the initial $250,000,000 of Net Cash Proceeds of the aggregate of all Debt/Equity Issuances involving only the sale or issuance of True Equity Interests by the Parent shall be zero.

                   "Proportionate Share (AYE Debt)" means, as of any date, a fraction (expressed as a fraction, carried out to the ninth decimal point), (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount owing by the Parent under the Hagerstown Credit Agreement on such date and (ii) the aggregate Loan Commitments (as defined in the AYE Credit Agreement) of the AYE Lenders on such date (or, if such commitments have been terminated, the aggregate principal amount of all outstanding loans under the AYE Credit Agreement on such date) and (b) the denominator of which is the sum of (i) the aggregate principal amount outstanding under each of the Hagerstown Credit Agreement, the Refinancing Credit Agreement, the Amended Notes and the Springdale Credit Agreement on such date, (ii) the aggregate Available Amount of all Refinancing Letters of Credit outstanding on such date, (iii) the aggregate Loan Commitments (as defined in the AYE Credit Agreement) of the AYE Lenders on such date (or, if such commitments have been terminated, the aggregate principal amount of all outstanding loans under the AYE Credit Agreement on such date) and (iv) the aggregate Commitments of the New Money Lenders on such date (or, if such Commitments have been terminated, the aggregate principal amount of all outstanding Advances made by the New Money Lenders on such date).

"PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                   "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

"Refinancing Closing" means the time at which all conditions precedent in Section 3.03 have been satisfied (or waived as provided in Section 3.04(c)).

                   "Refinancing Credit Agreement" means the Credit Agreement dated as of the date hereof, among the Borrower, as borrower, the Refinancing Lenders, the Refinancing Issuing Bank and the Refinancing Lender Agent.

                   "Refinancing Facility" means the $987,657,215.77 loan facility, with up to $200,000,000 thereof made, or to be made, available in the form of Refinancing Letters of Credit, to be made available to the Borrower pursuant to the Refinancing Credit Agreement and the other Financing Documents.

                   "Refinancing Indenture" means the Amended and Restated Indenture, dated as of the date hereof, between the Borrower, as issuer, the Indenture Trustee, and Bank One Trust Company, N.A., in respect of the 10.25% Senior Notes due 2007.

"Refinancing Issuing Bank" has the meaning specified in the preamble to this Agreement.

                   "Refinancing Lender" means each of the banks, financial institutions and other lenders that is listed on the signature pages hereto as a "Refinancing Lender" and each other Person that may become a "Refinancing Lender" party to the Refinancing Credit Agreement pursuant to the terms hereof and thereof from time to time, in either case so long as such Person continues to be a party to the Refinancing Credit Agreement.

"Refinancing Lender Agent" has the meaning specified in the preamble to this Agreement.
"Refinancing Lender Parties" means the Refinancing Lenders and the Refinancing Issuing Bank.
"Refinancing Letters of Credit" means letters of credit issued or assumed by the Refinancing Issuing Bank pursuant to the Refinancing Credit Agreement.

                   "Refinancing Liens" means all Liens created or purported to be created on the Springdale Assets and the Group Assets, securing Obligations (or any portion thereof) owing from time to time to the Refinancing Lender Parties and their agents (including the Refinancing Lender Agent, the Collateral Agent and the Intercreditor Agent) in each case, in accordance with Sections 2.01 and 2.02 of the Security Agreement.

                   "Refinancing Obligations" means all Obligations owing by the Loan Parties to the Refinancing Lender Parties and their agents (including the Refinancing Lender Agent, the Collateral Agent and the Intercreditor Agent) under the Financing Documents.

                   "Refinancing Mortgages" means the mortgages (in the form or in substantially the form attached hereto as Exhibit E-1 or E-2, as applicable, with such changes as may be required to account for local law matters and otherwise in form and substance satisfactory to the Representative Agents) executed pursuant to Section 3.03 securing the Secured Loan Advances (as defined in the Security Agreement) under each of the Refinancing Credit Agreement and the Springdale Credit Agreement and the Amended Secured Notes (as defined in the Security Agreement).

"Regulated Subsidiaries" means, collectively, MPC, PEC and WPPC.
"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                   "Related Lenders" shall mean, with respect to (a) the Refinancing Lender Agent, the Refinancing Lender Parties, (b) the New Money Lender Agent, the New Money Lenders and (c) the Springdale Lender Agent, the Springdale Lenders.

"Relevant Document" shall mean the Financing Documents and the Material Contracts.
"Relevant Properties" means those properties listed on Schedule 4.01(r) as "Relevant Properties".
"Remedies Effective Date" has the meaning set forth in Section 7.01(g).

                   "Representative Agent" means, with respect to (a) the Refinancing Lender Parties and the Refinancing Facility, the Refinancing Lender Agent, (b) the New Money Lenders and the New Money Facility, the New Money Lender Agent and (c) the Springdale Lenders and the Springdale Facility, the Springdale Lender Agent.

                   "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) prior to the Second New Money Borrowing Date, the aggregate amount of the unused Commitments of the New Money Lenders and (c) the aggregate Available Amount of all Refinancing Letters of Credit outstanding at such time, or, if no such principal amount and no Refinancing Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Commitments.

"Required New Money Lenders" has the meaning set forth in the New Money Credit Agreement.
"Required Refinancing Lenders" has the meaning set forth in the Refinancing Credit Agreement.
"Required Springdale Lenders" has the meaning set forth in the Springdale Credit Agreement.
"Responsible Officer" means, with respect to any Person, the president, any vice-president, the treasurer, the chief financial officer or an Authorized Signatory of such Person.

                   "Restricted Payments" means, with respect to any Person, any (a) dividends (in cash or property), purchase, redemption, retirement, defeasance or other acquisition for value of any of its Equity Interests now or hereafter outstanding, (b) return of capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, (c) distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, (d) setting apart of money for a sinking or other analogous fund for, or any purchase, redemption, retirement or other acquisition of any Equity Interests in such Person and (e) payments of Debt owing by any Borrower Group Member to, or any other payments to, any of its Affiliates which is not also a Borrower Group Member.

"St. Joseph Costs" means all costs and expenses incurred by the Borrower after the date hereof relating to the termination or suspension of the development and construction of the St. Joseph Plant.
"St. Joseph Lease" means the Synthetic Lease transaction providing for the lease financing of the St. Joseph Plant, as documented pursuant to the St. Joseph Lease Documents.

                   "St. Joseph Lease Documents" means the St. Joseph Participation Agreement and all other agreements, leases, guarantees, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments and instruments related thereto.

                   "St. Joseph Participation Agreement" means the Participation Agreement, dated as of November 28, 2001, among the Borrower, as Construction Agent and Lessee, Allegheny Energy Supply Statutory Trust 2001, as the Trust, State Street Bank and Trust Company of Connecticut, National Association, as Trustee, the Persons named therein as "B-Note Holders" and "Certificate Holders" and Bank One Trust Company, N.A., as Indenture Trustee.

"St. Joseph Plant" means the 630 MW gas-fired electric generating plant being developed by the Borrower in St. Joseph, Indiana.
"Sale" means any sale (including by way of sale/leaseback), lease, assignment, transfer or other disposition.
"Scheduled Capital Expenditure" means, for any fiscal year, all Capital Expenditures included in the CapEx Budget for such year.
"Scotia" has the meaning specified in the preamble to this Agreement.

                   "Second New Money Mortgages" means the mortgages (in the form or in substantially the form attached hereto as Exhibit D-1 or D-2, as applicable, with such changes as may be required to account for local law matters and otherwise in form and substance satisfactory to the Representative Agents) executed pursuant to Section 3.04 securing the Advances to be made under the New Money Credit Agreement on the Second New Money Borrowing Date.

"Second New Money Borrowing Date" has the meaning set forth in Section 3.04.
"Secured Obligations" has the meaning set forth in the Security Agreement.
"Secured Parties" has the meaning set forth in the Security Agreement.

                   "Security Agreement" means the Security and Intercreditor Agreement dated as of the date hereof, among the Borrower, the other Grantors, the Lenders, the Refinancing Issuing Bank, the Agents, the Depository Bank and the Indenture Trustee.

                   "Senior Debt Obligations" means, without duplication, (a) the Obligations of the Borrower to pay principal and interest on the Advances (including any interest accruing after the filing of a petition with respect to, or the commencement of, any Insolvency Proceeding, whether or not a claim for post-petition interest is allowed in such proceeding), and (b) any and all commissions, fees, indemnities, prepayment premiums, costs and expenses and other amounts payable to any Bank Lender Party under any Financing Document, including all renewals or extensions thereof (including any reimbursement obligations for costs and expenses incurred by any Secured Party in preserving any rights, interests and remedies with respect to the Collateral and/or the Liens granted in favor of the Secured Parties); provided that notwithstanding anything to the contrary in any Financing Document, "Senior Debt Obligations" shall not include any Obligations of the Borrower owed to any of its Affiliates.

                   "Single-Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Group Member or any ERISA Affiliate and no Person other than the Borrower Group Members and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Group Member or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                   "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Springdale Assets" has the meaning specified in the Security Agreement.
"Springdale Consents" has the meaning specified in Section 3.02(g)(ii).

                   "Springdale Costs" means all costs and expenses incurred by the Borrower after the date hereof for the development, design, engineering, acquisition, installation, equipping, construction, assembly, inspection, testing, completion and start-up of the Springdale Plant, including (without duplication): (a) all amounts payable under any construction contracts, any contractor bonuses, site acquisition and preparation costs, any transmission upgrade costs payable by the Borrower, all steam and water interconnection costs, all costs related to water clarification facilities and/or water treatment facilities and all costs of acquisition and construction of natural gas fuel handling and processing equipment (if any) and interconnection costs payable by the Borrower; (b) all other costs, including fuel-related costs and prepaid fuel costs, management services fees and expenses and expenses to complete the development, acquisition, construction and financing of the Springdale Plant; and (c) interest on New Money Advances made with respect to Springdale Costs.

"Springdale Credit Agreement" means the Credit Agreement dated as of the date hereof, among the Borrower, as borrower, the Springdale Lenders and the Springdale Lender Agent.
"Springdale Equity Participants" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Springdale Facility" means the $270,122,947 loan facility made, or to be made, available to the Borrower pursuant to the Springdale Credit Agreement and the other Financing Documents.
"Springdale Lease" means the Synthetic Lease transaction providing for the lease financing of the Springdale Plant, as documented pursuant to the Springdale Lease Documents.

                   "Springdale Lease Documents" means the Springdale Participation Agreement and all other agreements, leases, guarantees, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments and instruments related thereto.

                   "Springdale Lender" means each of the banks, financial institutions and other lenders that is listed on the signature pages hereto as a "Springdale Lender" and each other Person that may become a "Springdale Lender" party to the Springdale Credit Agreement pursuant to the terms hereof and thereof from time to time, in either case so long as such Person continues to be a party to the Springdale Credit Agreement.

"Springdale Lender Agent" has the meaning specified in the preamble to this Agreement.

                   "Springdale Liens" means all Liens created or purported to be created on the Springdale Assets and the Group Assets, securing Obligations (or any portion thereof) owing from time to time to the Springdale Lenders and their agents (including the Springdale Lender Agent, the Springdale Special Draw Agent, the Collateral Agent and the Intercreditor Agent) in each case, in accordance with Sections 2.01 and 2.02 of the Security Agreement.

                   "Springdale Mortgages (Springdale Lenders)" means the mortgages (in the form or in substantially the relevant form attached hereto as Exhibit F) executed pursuant to Section 3.02 securing the Springdale Obligations.

                   "Springdale Obligations" means all Obligations owing by the Loan Parties to the Springdale Lenders and their agents (including the Springdale Lender Agent, the Springdale Special Draw Agent, the Collateral Agent and the Intercreditor Agent) under the Financing Documents.

                   "Springdale Participation Agreement" means the Participation Agreement dated as of November 21, 2002 among the Borrower, as lessee and construction agent, Power Trust 2000-A, as lessor, Wilmington Trust Company, as trustee, Scotiabanc, Inc. and PNC Commercial, LLC, as certificate holders, Liberty Street Funding Corporation, as conduit, the various liquidity banks referred to therein and The Bank of Nova Scotia, as liquidity agent.

                   "Springdale Plant" means An electrical generating facility, as constructed or under construction, having or intended to have a capacity of approximately 540 MW, together with related equipment, improvements, and land situate on and including a tract of land comprising approximately ten (10) acres, located in Springdale Township and the Borough of Springdale, Allegheny County, Pennsylvania, which tract of land is specifically described in that Open-End Mortgage and Security Agreement, Assignment of Rents and Financing Statement, delivered by Allegheny Energy Supply Company, LLC, to Citibank, N.A., as Collateral Agent, and in Allegheny County, Pennsylvania.

"Springdale Special Draw Agent" has the meaning set forth in the Security Agreement.

                   "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Syndication Agent" has the meaning specified in the preamble to this Agreement.
"Synthetic Lease" means a financing for any Asset which is characterized as an operating lease under GAAP, but which is treated as a financing under the Internal Revenue Code.

                   "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of January 1, 2001, by and between the Parent and its Subsidiaries, as supplemented by Amendment No. 1, dated as of June 11, 2002, Amendment No. 2, dated as of June 11, 2002, and Amendment No. 3, dated as of July 1, 2002.

"Termination Event" means an event described in Section 4024(a) of ERISA.

                   "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, excise, franchise, employment, value added, real estate, withholding or similar taxes, assessments, fees, liabilities or other charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                   "Transaction" means (a) the payment and reconstitution of the existing financial obligations of the Borrower under the Operative Documents (as defined in the Springdale Participation Agreement), including those arising on the exercise of the Purchase Option (as defined in the Springdale Participation Agreement) in accordance with the Financing Documents and the Funds Flow Memorandum and the acquisition of the Springdale Plant by the Borrower, (b) the refinancing of the Existing Lender Debt and the Existing Springdale Debt, the assumption of the Existing Letters of Credit and the provision of new financing, in each case, pursuant to the Financing Documents and (c) the assumption and amendment of the Existing A Notes pursuant to the Assumption Documents.

                   "True Equity Interests" means, with respect to any Person, (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) securities (i) that are convertible at all times at the option of the issuer thereof or upon a fixed date without satisfaction of any other condition or upon the occurrence of predetermined events which are not within the control of the holders thereof (or any Affiliate of any such holder) into or are exchangeable for, shares of capital stock of (or other ownership or profit interests in) such Person and (ii) under which all payments to the holders thereof are subordinated in priority of payment to the Senior Debt Obligations and Obligations owing to the Noteholders and (c) any other similar Equity Interests approved by the Required Lenders.

                   "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

                   "Unanimous Approval Matters" means any (a) waiver of any conditions specified in Article III, except as otherwise provided in Section 3.05; (b) change in the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances or the Bank Notes that shall be required for the Bank Lender Parties or any of them to take any action hereunder; (c) amendment or modification of Section 5.02(u), 6.02, 7.01 or 9.02; (d) amendment to the definition of "Required Lenders", "Required Refinancing Lenders", "Required New Money Lenders", "Required Springdale Lenders", "Unanimous Approval Matters", New Money Maturity Date" or "Final Maturity Date"; and (e) any amendment or modification of, or supplement to, Section 2.04(c), or any consent to departure by any Loan Party therefrom.

                   "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

"Waiting Period" has the meaning set forth in Section 7.01(d).
"WPPC" means West Penn Power Company, a corporation incorporated under the laws of the State of Pennsylvania.
"Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Schedules:
Schedule I	-	Existing Lender Debt, Existing Springdale Debt, Existing Letters of Credit and Existing Hedge Agreements

Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Governmental Approvals and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(g)	-	Disclosed Information
Schedule 4.01(n)	-	Certain Environmental Matters
Schedule 4.01(q)	-	Liens
Schedule 4.01(r)	-	Owned Real Property
Schedule 4.01(s)	-	Leased Real Property
Schedule 4.01(t)	-	Investments
Schedule 4.01(u)	-	Material Contract Defaults
Schedule 4.01(v)	-	Existing Debt
Schedule 4.01(x)		Existing Hedge Agreement Defaults
Schedule 4.01(z)	-	Initial Controlled Accounts and Operating Accounts
Schedule 5.02(c)	-	Incidental Businesses
Exhibits:
Exhibit A-1	-	Form of Consent and Agreement (West Virginia)
Exhibit A-2	-	Form of Consent and Agreement (Other States)
Exhibit B	-	Form of Authorized Signatory Incumbency Certificate
Exhibit C	-	Form of Market Consultant Certificate
Exhibit D-1	-	Form of New Money Mortgage (AESC)
Exhibit D-2	-	Form of New Money Mortgage (Non-AESC)
Exhibit E-1	-	Form of Refinancing Mortgage (AESC)
Exhibit E-2	-	Form of Refinancing Mortgage (Non-AESC)
Exhibit F	-	Form of Springdale Mortgage (Springdale Lenders)
Exhibit G	-	Form of Amended and Restated Tax Allocation Agreement
Appendices:
Appendix A	-	Definitions